UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                        )

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Soliciting Material Pursuant to §240.14a-12

                 NU SKIN ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

NU SKIN ENTERPRISES, INC.

May 25, 2006

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nu Skin Enterprises, Inc., a Delaware corporation, will be held at 3:00 p.m., Mountain Daylight Time, on May 25, 2006, at our corporate offices, 75 West Center Street, Provo, Utah 84601, for the following purposes, which are more fully described in the Proxy Statement:

        1.        To elect a Board of Directors consisting of ten directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

        2.        To approve the 2006 Stock Incentive Plan;

        3.        To approve the 2006 Senior Executive Incentive Plan;

        4.        To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

        5.        To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 27, 2006, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please mark, sign, date, and return the accompanying proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the Annual Meeting you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors, BLAKE M. RONEY Chairman of the Board

Provo, Utah, April 28, 2006

PROXY STATEMENT

NU SKIN ENTERPRISES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

SOLICITATION OF PROXIES

        The accompanying proxy is solicited on behalf of the Board of Directors of Nu Skin Enterprises, Inc. (“Nu Skin”, “we”, or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices, 75 West Center Street, Provo, Utah 84601, on May 25, 2006, at 3:00 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement. These proxy solicitation materials were first sent or given to our stockholders on or about April 28, 2006.

        All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as directed by the stockholder. If no specific voting instructions are given, the proxy will be voted FOR:

(1)	The election of the ten nominees to the Board of Directors listed in the proxy;

(2)	Approval of the 2006 Stock Incentive Plan;

(3)	Approval of the 2006 Senior Executive Incentive Plan; and

(4)	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

        If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

        Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later-dated proxy and delivering it to our Corporate Secretary, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy).

        We will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the

Annual Meeting to beneficial owners of our voting stock. Solicitation of proxies will be made by mail. Our regular employees may further solicit proxies by telephone or in person and will not receive additional compensation for such solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

        Only stockholders of record at the close of business on March 27, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 70,202,059 shares of our Class A Common Stock were issued and outstanding. Each outstanding share of Class A Common Stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting. Certain of our subsidiaries hold an aggregate of approximately 156,734 shares of our Class A Common Stock. In accordance with the General Corporation Law of the State of Delaware, these shares may not be voted with respect to any of the matters presented at the Annual Meeting and shall not be counted in determining the presence of a quorum.

        In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange.

        Directors will be elected by a favorable vote of a plurality of the shares of Class A Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The ten nominees receiving the highest number of votes will be elected to serve as directors. Approval of each of the other proposals will require the affirmative vote of a majority of the total number of votes of outstanding shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. With respect to the other proposals, abstentions will be counted as shares entitled to vote and will have the same effect as votes against any such proposal. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of any of these other proposals and will not be counted as votes for or against them. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the ten nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, proxies will be voted for such other person or persons as may be designated by the Board of Directors. Properly executed, unrevoked proxies will be voted FOR Proposals 2, 3, and 4 unless a vote against any such proposal or abstention is specifically indicated in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of March 1, 2006, by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of the Class A Common Stock, (ii) each of our directors and director nominees, (iii) each of our executive officers whose name appears in the summary compensation table under the caption “Executive Compensation,” and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the table, the business address of the 5% stockholders is 75 West Center Street, Provo, Utah 84601, and the

stockholders listed have direct beneficial ownership and sole voting and investment power with respect to the shares beneficially owned.

Directors, Executive Officers, 5% Stockholders	Number of Shares	%

Blake M. and Nancy L. Roney(1)	8,492,642	12.1
Sandra N. Tillotson (2)	3,730,729	5.3
M. Truman Hunt(3)	533,487	*
Corey B. Lindley(4)	253,000	*
Joseph Y. Chang(5)	127,629	*
Robert S. Conlee(6)	127,073	*
Daniel W. Campbell(7)	60,000	*
E.J. "Jake" Garn(7)	60,000	*
Paula F. Hawkins(7)	60,000	*
Andrew D. Lipman(8)	57,000	*
Jose Ferreira, Jr.(9)	22,500	*
D. Allen Andersen(10)	12,500	*
Patricia Negron	1,250	*
Royce and Associates, LLC(11)	10,567,800	15.1
Wellington Management Company, LLP(12)	6,895,203	9.8
Blum Capital Partners, L.P. (13)	5,238,900	7.5
All directors and officers as a group	14,117,338	20.1
(22 persons)(14)

*Less than 1%

(1)

Includes 8,433,994 shares of Class A Common Stock held by a family limited liability company in which Mr. Roney has sole voting and investment control over 50% of such securities and may be deemed to share voting and investment control over the other 50% with his spouse, Nancy L. Roney. Also includes 58,648 shares of Class A Common Stock held indirectly by Mr. Roney as trustee and with respect to which he has sole voting and investment power.

(2)

Includes 30,000 shares of Class A Common Stock held indirectly as co-trustee and with respect to which Ms. Tillotson shares voting and investment power; and 500,000 shares of Class A Common Stock held indirectly as manager of a limited liability company and with respect to which she has sole voting and investment power.

(3)	Includes 390,125 shares of Class A Common Stock that may be acquired by Mr. Hunt pursuant to presently exercisable non-qualified stock options.

(4)	Includes 232,250 shares of Class A Common Stock that may be acquired by Mr. Lindley pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(5)	Includes 125,498 shares of Class A Common Stock that may be acquired by Mr. Chang pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(6)	Includes 126,875 shares of Class A Common Stock that may be acquired by Mr. Conlee pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(7)	Includes 57,500 shares of Class A Common Stock that may be acquired by each of Mr. Campbell, Mr. Garn and Ms. Hawkins pursuant to presently exercisable non-qualified stock options.

(8)	Includes 52,500 shares of Class A Common Stock that may be acquired by Mr. Lipman pursuant to presently exercisable non-qualified stock options.

(9)	Includes 20,000 shares of Class A Common Stock that may be acquired by Mr. Ferreira pursuant to presently exercisable non-qualified stock options.

(10)	Includes 10,000 shares of Class A Common Stock that may be acquired by Mr. Andersen pursuant to presently exercisable non-qualified stock options.

(11)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Royce and Associates, LLC was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated January 31, 2006. The address of Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(12)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Wellington Management Company, LLP was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated February 14, 2006. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

(13)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Blum Capital Partners, L.P. was taken from a Schedule 13D filed by that entity with the Securities and Exchange Commission dated January 20, 2006. The address of Blum Capital Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

(14)	Includes 1,697,123 shares of Class A Common Stock that may be acquired upon exercise of non-qualified options presently exercisable or exercisable within the next 60 days.

PROPOSAL 1
ELECTION OF DIRECTORS

        Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our Bylaws provide that the Board of Directors will consist of a minimum of five and a maximum of eleven directors, with the number being designated by the Board of Directors. The current number of authorized directors is ten. Each of the nominees for election to the Board of Directors is currently serving as a director of our company and was previously elected to his or her present term of office by our stockholders, except that Patricia Negrón was appointed by the Board of Directors to fill a vacancy in June of 2005. The Nominating and Corporate Governance Committee was looking to fill the vacancy with an independent director, and our Chief Executive Officer recommended Ms. Negrón as a candidate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH
OF THE TEN NOMINEES TO OUR BOARD OF DIRECTORS.

        Set forth below are the name, age, and business experience of each of the ten nominees for election as our directors, listed in alphabetical order.

        D. Allen Andersen, 54, has served as a director of our company since May 2004. Mr. Andersen currently is a Senior Adviser to the Sun Hung Kai Properties Direct Investments Ltd., the private equity arm of the Sun Hung Kai Properties Group, and has worked for Sun Hung Kai Properties since 2005. Mr. Andersen was a Managing Director of PAMA Group (Hong Kong) Ltd., an Asia-based private equity investment firm, from 1998 to 2005. From 1997 to 1998, Mr. Andersen was a Managing Director of Asia Access Investment Company, and from 1996 to 1997 he was Executive Vice President in Hong Kong for Richina Group, a Chase Capital invested investment fund. From 1985 to 1995 Mr. Andersen served as Senior Vice President and General Manager, Asia Industries Division – Hong Kong for the Continental Grain Company, and he served as its Vice President and Chief Financial Officer from 1983 to 1989. Prior to that, he served in various financial positions for General Mills, Inc. between 1977 and 1983. He received an M.B.A. degree from Harvard University.

        Daniel W. Campbell, 51, has served as a director of our company since March 1997 and currently serves as our Lead Independent Director. Mr. Campbell has been a Managing General Partner of EsNet, Ltd., a privately held investment company, since 1994. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation, a software company, and prior to that was a partner of Price Waterhouse LLP. He currently serves as a director of The SCO Group, Inc., a provider of software solutions for businesses. He received a B.S. degree from Brigham Young University and is a Certified Public Accountant.

        Jose Ferreira, Jr., 49, has served as a director of our company since May 2003. Since 2005 he has been a partner of Goode Partners, LLC, a private equity firm focused on the consumer industry. Between 2001 and 2005, Mr. Ferreira was the President and Chief Executive Officer of the Woodclyffe Group, LLC, a management consulting and investment firm founded by Mr. Ferreira. Between 2003 and 2005, Mr. Ferreira was the President and Chief Executive Officer of Eos International, Inc., a holding company for consumer product companies. Prior to founding the Woodclyffe Group, LLC, Mr. Ferreira was employed by Avon Products, Inc., a direct seller of personal care and other products, for more than 20 years. During his tenure at Avon Products, he held various key positions, including Chief Operating Officer International and New Business Development and a member of the Board of Directors from December 1999 through January 2001. He received a B.S. degree from Central Connecticut University and an M.B.A. degree in Finance and International Business from Fordham University.

        E.J. “Jake” Garn, 73, has served as a director of our company since March 1997. Senator Garn served as a Managing Director of Summit Ventures, LLC, a lobbying firm, from 2000 to 2004. From 1993 to 2000 he served as the Vice Chairman of Huntsman Corporation, one of the largest privately held companies in the United States at the time. He currently serves on the boards of directors of Franklin Covey & Co., Inc., a provider of time management seminars and products and Headwaters, Inc., a provider of products, technologies and services to the energy, construction and home improvement industries. From 1974 to 1993, Senator Garn was a member of the United States Senate and served on numerous Senate Committees. He received a B.S. degree from the University of Utah.

        Paula F. Hawkins, 79, has served as a director of our company since March 1997. Senator Hawkins has been the President of Paula Hawkins & Associates, Inc., a management consulting company, since 1988. From 1980 to 1987, Senator Hawkins was a member of the United States Senate and served on numerous Senate Committees. Prior to her election in the Senate, Ms. Hawkins served on the Board of the Rural Electric Administration, the Federal Energy Administration (founding member), and as Vice Chairman of the Republican National Committee. She also served as Chairman of the Florida Public Service Commission. Senator Hawkins attended Utah State University and holds honorary degrees from Utah State University, Rollins College, Nova University and Bethune Cookman College.

        M. Truman Hunt, 47, has served as our President since January 2003 and our Chief Executive Officer since May 2003. He has also served as a director of our company since May 2003. Mr. Hunt joined Nu Skin International, Inc. (“NSI”) (which we acquired in 1998) in 1994 and has served in various positions with NSI and our company, including Vice President and General Counsel from May 1998 to January 2003 and Executive Vice President from January 2001 until January 2003. Prior to 1994, Mr. Hunt served as President and Chief Executive Officer of Better Living Products, Inc., an NSI affiliate involved in the manufacture and distribution of houseware products sold through traditional retail channels and he was a securities and business attorney in private practice. He received a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

        Andrew D. Lipman, 54, has served as a director of our company since May 1999. Since 1988, Mr. Lipman has been a partner and head of the Telecommunications, Media and Technology Group of the Washington, D.C. law firm of Swidler Berlin, LLP. Swidler Berlin recently merged with Bingham McCutchen LLP, an international law firm, and Mr. Lipman continues his position with Bingham McCutchen. From 1987 to 1997, Mr. Lipman also served as Senior Vice President for Legal and Regulatory Affairs for MFS Communications, Co., a competitive telecommunications provider. He also currently serves as a member of the boards of directors of MPower Telecom, a provider of local and long distance telecommunications services, Sutron Corporation, a provider of hydrological and meteorological monitoring products and The Management Network Group, Inc., a telecommunications-related consulting firm. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford University. Mr. Lipman’s law firm provides legal services to us from time to time.

        Patricia Negrón, 39, has served as a director of our company since June 2005. Ms. Negrón is currently an independent business consultant, author and advisor to Goode Partners, LLC. In 1999, Ms. Negrón launched the financial advisory group at Breakaway Solutions, an internet consulting firm, which she managed until 2001. From 1996 to 1999, Ms. Negrón was a research analyst at the investment banking firm of Adams Harkness & Hill. She began her career in 1992 as an equity analyst in the asset management division of the United States Trust Company of Boston. She received a B.S. degree from Armstrong Atlantic State University and a Certificate of Special Studies in Administration and Management from Harvard University Extension School.

        Blake M. Roney, 48, has served as Chairman of the Board since our inception in 1996. Mr. Roney was a founder of NSI in 1984 and served as its Chief Executive Officer and President until our acquisition of NSI in March 1998. Since our acquisition of NSI, Mr. Roney has retained his position as Chairman of the Board of our company. He received a B.S. degree from Brigham Young University.

        Sandra N. Tillotson, 49, has served as a director of our company since its inception in 1996 and as Senior Vice President since May 1998. Ms. Tillotson was a founding shareholder of NSI and served as a Vice President of NSI from its formation until our acquisition of NSI in 1998. She earned a B.S. degree from Brigham Young University.

        We are not aware of any family relationships among any of our directors or executive officers. Our Certificate of Incorporation contains provisions eliminating or limiting the personal liability of directors for violations of a director’s fiduciary duty to the extent permitted by the Delaware General Corporation Law.

Affirmative Determinations Regarding Director Independence

        The Board of Directors has determined each of the following directors to be an “independent director” under the listing standards of the New York Stock Exchange:

D. Allen Andersen
Daniel W. Campbell
E.J. “Jake” Garn
Paula F. Hawkins
Andrew D. Lipman
Patricia Negrón

        In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the existence and scope of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        Andrew D. Lipman is a partner in the law firm Bingham McCutchen LLP. Mr. Lipman was previously a partner in the law firm of Swidler Berlin, LLP until its merger with Bingham McCutchen in 2005. Bingham McCutchen provides legal services to us primarily in connection with contractual and regulatory issues associated with the telecommunications and enhanced data and voice communications of our Big Planet business. The Board has determined that Mr. Lipman’s relationship with us is not material based on all relevant facts and circumstances, including the following: (i) the fees we paid to Bingham McCutchen and/or Swidler Berlin during 2005 were less than 1% of Bingham McCutchen’s consolidated gross revenues, (ii) the fees we paid for these services were not paid directly to Mr. Lipman, rather they were paid to the law firm at which Mr. Lipman is a partner, (iii) substantially all of the legal services provided to us by Bingham McCutchen or Swidler Berlin were provided by attorneys other than Mr. Lipman, and (iv) these legal services relate primarily to our telecommunications business activities, which do not represent a material part of our business.

Board of Directors Meetings and Committees

        The Board of Directors held eight meetings during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. Although we encourage board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Five of the then nine directors attended our 2005 annual meeting of stockholders.

        The non-management directors meet regularly in executive sessions, as needed, without the management directors or other members of management. Daniel W. Campbell, the Lead Independent Director, presides at such executive sessions.

        We have standing Audit, Compensation and Nominating and Corporate Governance Committees (collectively, the “Committees”). Each member of the Committees is independent within the meaning of the listing standards of the New York Stock Exchange.

        The following table identifies the current membership of the Committees and states the number of committee meetings held during 2005.

Director	Audit	Compensation	Nominating and Corporate Governance

D. Allen Andersen	X	X
Daniel W. Campbell	X*		X
E.J. "Jake" Garn	X	X*
Paula F. Hawkins		X	X
Andrew D. Lipman		X	X*
Patricia Negron	X		X
Number of Meetings in 2005	15	11	8

* Committee Chair

        The Board of Directors has adopted a written charter for each of the Committees, which are available at our website at <http://www.nuskinenterprises.com>. In addition, stockholders may obtain a print copy of any of these charters by making a written request to Scott Pond, Investor Relations Manager, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601.

        The Board of Directors has determined that Daniel W. Campbell is an audit committee financial expert as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee’s responsibilities include, among other things:

•	selecting our independent registered public accounting firm;

•	reviewing the activities and the reports of the independent registered public accounting firm;

•	reviewing our quarterly and annual financial statements and our significant accounting policies, practices and procedures;

•	approving in advance the audit and non-audit services provided by the independent registered public accounting firm; and

•	reviewing the adequacy of our internal controls and internal auditing methods and procedures.

        The Compensation Committee’s responsibilities include, among other things:

•	establishing the salaries, bonuses, and other compensation to be paid to our chief executive officer as well as approving the compensation for the other executive officers; and

•	administering our incentive plans.

        The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	making recommendations to the Board of Directors about the size and membership criteria of the Board of Directors or any committee thereof;

•	identifying and recommending candidates for the Board of Directors and committee membership, including evaluating director nominations received from stockholders;

•	determining the compensation and benefits for services as a director;

•	developing and recommending to the Board of Directors corporate governance principles applicable to us; and

•	leading the process of identifying and screening candidates for a new chief executive officer when necessary, and evaluating the performance of the chief executive officer.

Our Director Nominations Process

        As indicated above, the Nominating and Corporate Governance Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election.

        Minimum Criteria for Members of the Board of Directors. Each candidate to serve on the Board of Directors must possess the highest personal and professional ethics, integrity and values, and be committed to serving the long-term interests of our stockholders. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem appropriate, which may include, without limitation, professional experience, diversity of backgrounds, skills and experience at policy-making levels in business, government, financial, and in other areas relevant to our global operations, experience and history with our company, and stock ownership.

        Process for Identifying, Evaluating and Recommending Candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if properly submitted to the committee. Stockholders wishing to recommend candidates should do so in writing to the Nominating and Corporate Governance Committee, c/o D. Matthew Dorny, Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. Recommendations must include the proposed candidate’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. The committee may also consider candidates proposed by current directors, management, employees and others. The committee evaluates and screens all potential candidates in the same manner regardless of the source of recommendation. All such candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and

approved by the Board of Directors, will be included in our recommended slate of director nominees in our proxy statement.

        Procedures for Stockholders to Nominate Director Candidates at our Annual Meetings. Stockholders of record may also nominate director candidates at our annual meetings of stockholders by following the procedures set forth in our Bylaws. Please refer to the section below entitled “Stockholder Proposals for 2007 Annual Meeting” for further information.

Additional Corporate Governance Information

        We have also adopted the following:

        Codes of Ethics and Business Conduct. These codes apply to all of our employees, officers and directors, including our subsidiaries.

        Code of Ethics for Financial Professionals. This code applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals we employ. As noted below, this code is available on our website. In addition, any substantive amendments we make to this code, and any material waivers we grant (including implicit waivers) to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions will be disclosed on our website.

        Corporate Governance Guidelines. These guidelines govern our company and our Board of Directors on matters of corporate governance, including responsibilities, committees of the Board of Directors and their charters, director independence, director qualifications, director compensation and evaluations, director orientation and education, director access to management, director access to outside financial, business and legal advisors and management development and succession planning.

        Stock Ownership Guidelines. In January 2005, we established equity ownership guidelines applicable to our directors and executive officers. These guidelines provide that executive officers and directors must retain 50% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a number of shares equal to the recommended levels set forth in the guidelines as such recommended levels are phased in over a five-year period. Outstanding options are not counted in determining whether a director or officer holds shares equal to or greater than the recommended level. At the end of the five-year phase-in period, the recommended ownership levels are set at 100,000 shares for our Chief Executive Officer, 5,000 shares for directors, 20,000 shares for members of our executive management committee, and 10,000 shares for our other executive officers.

        Each of the above is available on our website at <http://www.nuskinenterprises.com>. In addition, stockholders may obtain a print copy of any of the above, free of charge, by making a written request to Scott Pond, Investor Relations Manager, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601.

Communications with Directors

        Stockholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o D. Matthew Dorny, Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. All such communications will be initially received and processed by the office of our Chief Legal Officer. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chairperson. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

Compensation of Directors

        Each director who does not receive compensation as an officer or employee of our company or its affiliates is entitled to receive an annual retainer fee of $35,000 for serving on the Board of Directors, a fee of $1,500 for each meeting of the Board of Directors or any committee meeting thereof attended, and an additional fee of $1,000 for each committee meeting attended if such director is the chairperson of that committee. The Lead Independent Director receives an additional annual retainer fee of $10,000 for service in that position. The Audit Committee chairperson receives an annual retainer fee of $15,000 and all other committee chairpersons receive a $10,000 annual retainer fee. In addition, we may compensate a director $1,500 per day for corporate events or travel we require. Each director may be reimbursed for certain expenses incurred in attending Board of Directors and committee meetings and other corporate events. We also make available corporate resort properties for use of directors.

        In addition, directors are granted options annually under the Second Amended and Restated 1996 Stock Incentive Plan. On May 23, 2005, we granted each of E.J. “Jake” Garn, Paula F. Hawkins, Daniel W. Campbell, Andrew D. Lipman, Jose Ferreira, Jr. and D. Allen Andersen options to acquire 10,000 shares of Class A Common Stock at an exercise price of $22.25 per share, and on June 28, 2005 we granted Patricia Negrón an option to acquire 10,000 shares of Class A Common Stock at an exercise price of $23.82 per share. All of such options vest on the day before the next annual meeting of the stockholders following the date of grant. All options were granted with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. In addition, each new director receives a contingent stock award of 2,500 shares of Class A Common Stock upon initial election or appointment to the Board of Directors. The shares vest and are issued in two equal installments on the six month anniversary of the date of grant and on the day before the next annual meeting of stockholders following the date of grant. On June 28, 2005 Patricia Negrón received a contingent stock award of 2,500 shares on the terms described above in connection with her appointment to the Board.

        Our Board of Directors periodically reviews director compensation. The Nominating and Corporate Governance Committee is responsible for evaluating director compensation from time to time and making any adjustments it determines are appropriate.

EXECUTIVE AND SENIOR CORPORATE OFFICERS

        Our executive officers and other senior corporate officers as of March 31, 2006 were as follows:

Name	Age	Position

Blake M. Roney	48	Chairman of the Board
M. Truman Hunt	47	President and Chief Executive Officer
Sandra N. Tillotson	49	Senior Vice President
Brooke B. Roney	44	Senior Vice President
Ritch N. Wood	40	Chief Financial Officer
Joseph Y. Chang	53	Chief Scientific Officer and Executive Vice President, Product Development
Daniel R. Chard	41	Executive Vice President, Distributor Success
Corey B. Lindley	41	Executive Vice President and President, Greater China
Robert S. Conlee	39	President, North Asia and President, Nu Skin Japan
Scott E. Schwerdt	48	President, Americas and Europe
Brett Nelson	42	Regional Vice President, South Asia and Pacific
Jack Peterson	52	Vice President, Corporate Strategy and Development
Larry V. Macfarlane	41	President, Big Planet
Claire Averett	56	Vice President, Human Resources
D. Matthew Dorny	42	Chief Legal Officer
Mark L. Adams	54	Chief Information Officer

        Set forth below is the business background of each of our executive and senior corporate officers. Information on the business background of each of Blake M. Roney, M. Truman Hunt and Sandra N. Tillotson is set forth previously under the caption “Election of Directors.”

        Brooke B. Roney has served as a Senior Vice President since May 1998 and served as a director of our company from 1996 until May 2004. He was a founding shareholder of NSI and served as a Vice President and director of NSI until we acquired NSI in 1998.

        Ritch N. Wood has served as our Chief Financial Officer since November 2002. Prior to this appointment, Mr. Wood served as Vice President, Finance from July 2002 to November 2002 and Vice President, New Market Development from June 2001 to July 2002. Mr. Wood joined NSI in 1993 and has served NSI and our company in various capacities, including Controller, Pharmanex Division, Director of Finance, New Market Development, and Assistant Director of Tax. Mr. Wood is a Certified Public Accountant. Prior to joining us, he worked for the accounting firm of Grant Thornton LLP. Mr. Wood earned a B.S. and a Master of Accountancy degree from Brigham Young University.

        Joseph Y. Chang has served as Chief Scientific Officer and Executive Vice President of Product Development since February 2006. Dr. Chang served as the President of Pharmanex, our nutritional supplement division, from April 2000 to February 2006. Dr. Chang served as Vice President of Clinical Studies and Pharmacology of Pharmanex from 1997 until April 2000. He was the President and Chief Scientific Officer of Binary Therapeutics, Inc., a development stage company in the biotechnology industry, from 1994 until 1997. Dr. Chang has nearly 20 years of pharmaceutical experience. He received a B.S. degree from Portsmouth University and a Ph.D. degree from the University of London.

        Daniel R. Chard has served as Executive Vice President of Distributor Success since February 2006. Prior to serving in this position, Mr. Chard served as President of Nu Skin Europe from April 2004 to February 2006. Mr. Chard was Vice President of Marketing and Product Management for the Big Planet Division from September 2002 to March 2004 and Senior Director of Marketing and Product

Development for Pharmanex from September 1998 to June 2000. Mr. Chard worked in a variety of strategic management positions including Senior Vice President of Marketing and Product Management at Broadlane and Promedix, leaders in the health care supply chain management industry from July 2000 to August 2002. Mr. Chard worked for PUR Recovery Engineering, a consumer products manufacturer, from October 1997 to October 1998 as the Director of Marketing and also spent six years in marketing management with Pillsbury. Mr. Chard holds a B.A. degree in Economics from Brigham Young University and an M.B.A. from the University of Minnesota.

        Corey B. Lindley has served as Executive Vice President since January 2000 and President, Greater China since August 2002. From September 1996 to November 2002, Mr. Lindley served as our Chief Financial Officer. Mr. Lindley joined NSI in 1990 and has served NSI and our company in various capacities, including Managing Director, International and International Controller. Mr. Lindley is a Certified Public Accountant. Prior to joining us, he worked for the accounting firm of Deloitte & Touche LLP. He earned a B.S. degree from Brigham Young University and an M.B.A. degree from Utah State University.

        Robert S. Conlee has served as President, North Asia Region since August 2003 and President, Nu Skin Japan since January 2004. Previously, Mr. Conlee served as the President of Big Planet, our technology division from July 2002 until September 2003 and as Regional Vice President, North Asia from May 2001 until July 2002. Prior to May 2001, he served our company in various capacities from 1996 to May 2001, including: Vice President of Operations in Japan; Senior Vice President, Marketing and Sales, Pharmanex Division; and Chief Operating Officer, Pharmanex Division. Mr. Conlee has a B.A. degree from Brigham Young University and an M.B.A. degree from Temple University (Tokyo Campus).

        Scott E. Schwerdt has served as President, Americas and Europe since February 2006. Mr. Schwerdt served as Regional Vice President of North America and President of Nu Skin Enterprises United States, Inc. from May 2004 to February 2006. Mr. Schwerdt previously served as the General Manager of our U.S. operations from May 2001 to May 2004 and as Chief Operating Officer of our Big Planet division from December 1998 to May 2001. Mr. Schwerdt joined NSI in 1988 and has held various positions with NSI and with our company, including Vice President of North America/South Pacific Operations and Vice President of Europe. Prior to joining us, Mr. Schwerdt was a Senior Resource Manager at the Department of Defense in Washington, D.C. Mr. Schwerdt received a B.A. degree in International Relations from Brigham Young University.

        Brett Nelson has served as Regional Vice President of the South Asia/Pacific Region since January 2005. Prior to serving in this position, Mr. Nelson acted as General Manager for Canada and Vice President of U.S. Business Support and Sales. Mr. Nelson has been with us for 15 years and has an extensive knowledge of the development of business strategies, representative relations, special events and global support. He lived in Hong Kong for three years where he headed up the Asia Pacific region.

        Jack Peterson has served as Vice President of Corporate Strategy and Development since February 2006. Prior to such appointment, Mr. Peterson served as Vice-President, Business Development, Pharmanex Division, from August 2002 to February 2006. Mr. Peterson joined NSI in 1997 and has served our company in several capacities, including Vice-President of Corporate Development, Chief Operating Officer, Big Planet Division, and Vice-President, Representative Services, Big Planet Division. Prior to joining NSI, Mr. Peterson was the Vice-President and General Manager of 2021.Interactive, a software provider to the Direct Sales Industry. Mr. Peterson studied business management at Brigham Young University.

        Larry V. Macfarlane has served as President of Big Planet, our technology division, since September 2003. Prior to this appointment, Mr. Macfarlane worked for Wind River Systems from 1998 where he served as General Manager of network infrastructure and digital consumer markets. Previously, he served in executive positions at several high-tech companies, including President and CEO of Zinc Software, Inc. from 1994 to 1998, Vice President and General Manager of Computer Equipment Warehouse’s Utah region from 1992 to 1994, and President of Computers Made Easy from 1985 to 1992.

        Claire Averett has served as Vice President of Human Resources since 1995. Prior to joining Nu Skin, she was Vice President of Human Resources at Novell, Inc., WordPerfect Corp. and a human resource executive at Community Nursing Services of Salt Lake. She holds the SPHR certification from the Society for Human Resource Management as well as the certifications of CCP and CBP from the WorldatWork. She earned a B.A. in Spanish from Brigham Young University and graduated with an M.A. in guidance and counseling from Adams State University.

         D. Matthew Dorny has served as our chief legal officer since January 2003. Mr. Dorny previously served as Assistant General Counsel from May 1998 to January 2003. Prior to joining us, Mr. Dorny was a shareholder in the law firm of Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah. Mr. Dorny received B.A., M.B.A. and J.D. degrees from the University of Utah.

        Mark L. Adams has served as our Chief Information Officer since February 2006. Mr. Adams served as our Chief Administrative Officer from May 2003 to February 2006. From May 2001 to May 2003 he served as Vice President, Corporate Services and from January 2000 to May 2001 he served as Vice President, Finance and Administration. He joined NSI in 1994 and has previously held positions as Vice President of Finance and International Controller. Mr. Adams also worked for eight years in the audit division of Arthur Andersen LLP in Salt Lake City. Mr. Adams earned a B.S. and an M.S. degree from Brigham Young University.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own beneficially more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than 10% beneficial owners are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2005, all officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as noted below.

        In June 2005, Joe Chang, then President of our Pharmanex division, exercised on an option to purchase 20,000 shares of our Class A Common Stock, and sold 20,000 shares on the open market. Mr. Chang filed a late Form 4 with respect to the sale.

        In August 2005, Daniel R. Chard, then President of Nu Skin Europe, exercised on an option to purchase 20,000 shares of our Class A Common Stock, and sold 2,094 shares on the open market. Mr. Chard filed a late Form 4 with respect to the sale.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding the annual and long-term compensation for services rendered in all capacities during the fiscal years ended December 31, 2003, 2004, and 2005, of those persons who were our Chief Executive Officer and our other four most highly compensated executive officers (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)	Other Annual Compensation (2)	Restricted Stock Awards (3)	Securities Underlying Options	All Other Compensation

Blake M. Roney	2005	$750,000		$ 256,950	$ 39,249	$ —	—	$ 1,680
Chairman of the Board	2004	750,000		329,245	119,321	—	—	1,680	(4)
	2003	750,000		353,594	28,712	—	—	1,680	(4)

M. Truman Hunt	2005	576,539		338,612	7,385	—	50,000	67,050	(5)
President and Chief	2004	571,154		294,389	5,070	—	50,000	61,150	(6)
Executive Officer	2003	488,797		305,279	790	3,112,500	250,000	61,000	(7)

Corey B. Lindley	2005	474,877	(8)	134,036	768,516	—	35,000	43,800	(9)
Executive Vice President	2004	488,402	(8)	575,393	1,414,900	—	135,000	41,150	(10)
and President, Greater China	2003	385,671	(8)	842,595	634,182	—	35,000	36,000	(11)

Robert S. Conlee	2005	441,724	(12)	154,536	1,475,223	—	35,000	39,230	(13)
President, North Asia and	2004	464,186	(12)	198,171	247,660	—	35,000	36,580	(14)
President, Nu Skin Japan	2003	284,773	(12)	153,424	170,086	—	212,500	33,930	(15)

Joseph Y. Chang	2005	418,665		153,923	6,641	—	35,000	49,500	(16)
Chief Scientific Officer and	2004	404,885		179,930	1,067	—	35,000	49,350	(17)
Executive Vice President of	2003	370,130		70,775	3,598	—	30,000	45,570	(18)
Product Development

(1)

Bonuses reported are amounts earned during the applicable year, although some of these amounts may have been paid in subsequent periods. Bonuses paid were earned based on operational performance measures as provided in our bonus incentive plan, as well as other discretionary bonus payments. For more detail, please refer to “Compensation Plans” below.

(2)

This column includes the value of certain perquisites and personal benefits received by the applicable Named Officer to the extent that such benefits during the applicable year exceeded in the aggregate the lesser of (i) $50,000 or (ii) 10% of the total salary and bonus for such year. This column also includes the value of all gross-up payments for tax liabilities incurred with respect to perquisites and personal benefits (whether or not such perquisites exceeded $50,000) as well as any other compensation received during the applicable year.

Included in the amount reported for Mr. Roney in 2004 was, among others, $25,128 for personal tax services provided by us and $26,625 relating to the incremental cost for Mr. Roney’s wife and/or children to accompany Mr. Roney on two business trips made by him on company-chartered private aircraft. Approximately 49% of the amounts reported for Mr. Roney in this column for 2004 and all of the amounts reported for Mr. Roney for 2005 and 2003 were gross-up payments for tax liabilities incurred for personal benefits received.

All of the amounts reported for Mr. Hunt and Mr. Chang in this column were gross-up payments for tax liabilities incurred for personal benefits received.

Substantially all of the amounts reported for Mr. Lindley in this column relate to his status as an expatriate employee in China. Included in the amounts reported for Mr. Lindley in 2005, 2004 and 2003 were, among others, $337,353, $1,063,902 and $303,496 for payment of taxes, respectively. This tax benefit relates largely to Chinese income taxes owed by Mr. Lindley and were paid by us as part of a customary equalization plan in which we pay the excess income taxes related to Mr. Lindley’s China and U.S. tax liabilities above and beyond the amount of customary U.S. taxes on his compensation income he would have owed had he been exclusively employed in the U.S. with no expatriate benefits.

Substantially all of the amounts reported for Mr. Conlee in this column relate to his status as an expatriate employee and his relocation to Japan in 2003. Included in the amount reported for Mr. Conlee in 2005 was $1,074,010 for payment of taxes. This tax benefit relates largely to Japanese income taxes owed by Mr. Conlee and were paid by us as part of a customary equalization plan in which we pay the excess income taxes related to Mr. Conlee’s Japan and U.S. tax liabilities above and beyond the amount of customary U.S. taxes on his compensation income he would have owed had he been exclusively employed in the U.S. with no expatriate benefits. Included in the amounts reported for Mr. Conlee in 2004 and 2003 were, among others, $173,879 and $83,363, respectively, for company-paid housing expenses.

(3)

The dollar amount shown for Mr. Hunt in 2003 equals the number of shares of Class A Common Stock issuable to Mr. Hunt pursuant to a contingent stock award (250,000 shares), multiplied by the closing market stock price on the grant date ($12.45 on January 17, 2003). The shares underlying the contingent stock award vest and are issued in equal annual installments over a four year period from the date of grant, and dividends are only paid on the shares issued as they vest. In the event of a change of control, all then unvested shares underlying the contingent stock award will immediately vest. As of December 31, 2005, 125,000 of the shares underlying the above-mentioned contingent stock award had vested and 125,000 of the shares were unvested, and no other shares of restricted stock were held. The dollar value of the unvested shares underlying the contingent stock award as of December 31, 2005 was $2,197,500 (based on a closing market stock price of $17.58 on that date).

(4)	Consists of term life insurance payments.

(5)	Consists of a $60,750 contribution under a deferred compensation plan and a $6,300 matching contribution under our 401(k) plan.

(6)	Consists of a $55,000 contribution under a deferred compensation plan and a $6,150 matching contribution under our 401(k) plan.

(7)	Consists of a $55,000 contribution under a deferred compensation plan and a $6,000 matching contribution under our 401(k) plan.

(8)	Salary amounts reported for Mr. Lindley include $74,877 in 2005, $76,767 in 2004, and $52,017 in 2003 representing cost of living adjustments related to his expatriate assignment in China.

(9)	Consists of a $37,500 contribution under a deferred compensation plan and a $6,300 matching contribution under our 401(k) plan.

(10)	Consists of a $35,000 contribution under a deferred compensation plan and a $6,150 matching contribution under our 401(k) plan.

(11)	Consists of a $30,000 contribution under a deferred compensation plan and a $6,000 matching contribution under our 401(k) plan.

(12)	Salary amounts reported for Mr. Conlee include $91,724 in 2005, $100,724 in 2004 and $25,644 in 2003 representing cost of living adjustments related to his expatriate assignment in Japan.

(13)	Consists of a $32,500 contribution under a deferred compensation plan, a $6,300 matching contribution under our 401(k) plan, and term life insurance payments of $430.

(14)	Consists of a $30,000 contribution under a deferred compensation plan, a $6,150 matching contribution under our 401(k) plan, and term life insurance payments of $430.

(15)	Consists of a $27,500 contribution under a deferred compensation plan, a $6,000 matching contribution under our 401(k) plan, and term life insurance payments of $430.

(16)	Consists of a $39,930 contribution under a deferred compensation plan, a $6,300 matching contribution under our 401(k) plan, and term life insurance payments of $3,270.

(17)	Consists of a $39,930 contribution under a deferred compensation plan, a $6,150 matching contribution under our 401(k) plan, and term life insurance payments of $3,270.

(18)	Consists of a $36,300 contribution under a deferred compensation plan, a $6,000 matching contribution under our 401(k) plan, and term life insurance payments of $3,270.

        The following table sets forth certain information with respect to grants of stock options pursuant to the Second Amended and Restated 1996 Stock Incentive Plan during 2005 to the Named Officers.

Option Grants in Last Fiscal Year (1)

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (Shares)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	5%	10%

Blake M. Roney	—	—	—	—	—	—

M. Truman Hunt	25,000	1.79%	$ 22.33	2/28/15	$ 351,080	$ 889,707
	25,000	1.79%	21.34	8/31/15	335,515	850,262
	50,000	3.58%			686,596	1,739,968

Corey B. Lindley	17,500	1.26%	22.33	2/28/15	245,756	622,795
	17,500	1.26%	21.34	8/31/15	234,861	595,183
	35,000	2.52%			480,617	1,217,978

Robert S. Conlee	17,500	1.26%	22.33	2/28/15	245,756	622,795
	17,500	1.26%	21.34	8/31/15	234,861	595,183
	35,000	2.52%			480,617	1,217,978

Joseph Y. Chang	17,500	1.26%	22.33	2/28/15	245,756	622,795
	17,500	1.26%	21.34	8/31/15	234,861	595,183
	35,000	2.52%			480,617	1,217,978

(1)

All options granted become exercisable in four equal annual installments beginning one year from the date of grant. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable. The exercise price is equal to the fair market value of the Class A Common Stock on the date of grant. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.

(2)

Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future Class A Common Stock price. Actual gains, if any, on stock option exercises depend upon our future financial performance, overall market conditions, and the option holder’s continued employment through the vesting period. This table does not take into account any actual appreciation or depreciation in the price of the Class A Common Stock from the date of grant to the date of this report.

        The following table sets forth certain information with respect to options exercised for shares of our Class A Common Stock during fiscal year 2005 and the value of unexercised options held by the Named Officers as of December 31, 2005.

Aggregated Option Exercises in 2005 and Year-End Value Table

			Number of Securities Underlying Unexercised Options		Value of In-the-Money Options Options (2)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Blake M. Roney	—	—	—	—	—	—
M. Truman Hunt	—	—	373,250	158,750	$2,137,141	$382,619
Corey B. Lindley	88,750	$1,277,429	214,750	137,500	862,444	221,419
Robert S. Conlee	—	—	111,875	173,750	411,344	466,844
Joseph Y. Chang	70,000	1,006,440	110,498	82,500	697,911	140,044

(1)

If the shares were sold immediately upon exercise, the value realized upon exercise of an option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of the Class A Common Stock (the closing sales price on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)	Value is based on the closing sales price of the Class A Common Stock on the New York Stock Exchange on December 31, 2005 ($17.58).

Employment Agreements

        M. Truman Hunt is employed as our President and Chief Executive Officer. Under the terms of his employment letter, as amended, he is entitled to an annual salary of $665,000, subject to annual review. However, effective April 3, 2006, Mr. Hunt voluntarily elected to reduce his annual salary to its previous level of $550,000. Mr. Hunt also reduced his annual option grant to 50,000 options instead of the 200,000 options previously approved by the Compensation Committee. Mr. Hunt’s employment letter entitles him to participate in all of the benefit plans we offer to members of senior management. In the event of a change of control, all outstanding stock awards and stock options will be considered immediately vested prior to the announcement of such transaction. If within 24 months of a change of control Mr. Hunt’s employment is terminated involuntarily or he is asked to assume a lesser position (except for cause), Mr. Hunt will be entitled to choose to terminate his employment and accept (i) a lump sum severance payment equal to three times his annual target compensation then in effect (base plus cash bonus at 100% of base), (ii) continuation of health insurance benefits for a period of 36 months or until similar benefits are obtained through other employment, and (iii) tax protection to offset the impact of any excise tax imposed on the above termination benefits as a result of any applicable IRS or state regulations on excessive compensation payments. In addition, if Mr. Hunt’s employment is terminated at any time for any reason other than cause, his resignation, death or disability, Mr. Hunt will be entitled to (i) a lump sum severance payment equal to two times his annual target compensation then in effect and (ii) tax protection to offset the impact of any excise tax imposed on the above termination benefits as a result of any applicable IRS or state regulations on excessive compensation payments. Mr. Hunt will also be allowed to exercise any vested stock options that have vested at such time for a period of one year after his termination.

        Joseph Chang is employed as our Chief Scientific Officer and Executive Vice President of Product Development. His employment agreement provides for a term ending on December 31, 2009, and entitles him to an annual base salary of $500,000, subject to annual review. Mr. Chang is also entitled to an annual retention bonus of $200,000 for each of the years 2006 and 2007, $300,000 for 2008, and $400,000 for 2009, subject to his continued employment through the end of each of those years and certain other restrictions. Mr. Chang’s employment agreement also entitles him to an initial contingent stock award of 58,928 shares that vests and is issued in four equal annual installments beginning November 1, 2006, subject to his continued employment with us and certain other restrictions. Mr. Chang is also entitled to participate in all of the benefit plans we offer to members of senior management. In the event of a change of control, all outstanding stock awards and stock options will be considered immediately vested prior to the announcement of such transaction, provided that he is still employed with us at such time. If Mr. Chang is terminated without cause or is constructively terminated prior to the expiration of his employment term, then (i) we are obligated to continue to pay Mr. Chang his then applicable annual base salary for twelve months following the date of termination, (ii) Mr. Chang is entitled to receive any retention bonus and cash incentive bonus that would have been payable during such 12-month period had he remained employed, and (iii) any stock incentive awards that would have vested during such 12-month period had he remained employed will immediately vest and become exercisable. In addition, if Mr. Chang remains employed with us until age 60, upon termination he will be entitled to enter into a four-year consulting agreement with us pursuant to which he will receive $250,000 per year and he will agree not to compete with us during such period and provide various consulting services.

        Corey B. Lindley is employed as an Executive Vice President and President, Greater China at an annual salary of $350,000 with an annual foreign service premium of $50,000. Mr. Lindley’s employment letter provides for an expatriate assignment in China ending in June 2006. Under the terms of his employment letter, Mr. Lindley is entitled to a $25,000 family travel expense allowance. He is also entitled to participate in all of the benefit plans, including expatriate benefits that we offer to senior management.

        Robert S. Conlee is employed as President, North Asia and President, Nu Skin Japan at an annual salary of $300,000 with an annual foreign service premium of $50,000. Mr. Conlee’s employment letter provides for an expatriate assignment in Japan ending in June 2007. His employment letter entitles him to two annual home leave trips per year for him and his family. He is also entitled to participate in all of the benefit plans including expatriate benefits that we offer to senior management.

Compensation Plans

        We have adopted cash bonus incentive plans for our employees, including our executive officers. Under the current cash bonus incentive plan, an executive officer receives a bonus based on our operating results compared to targeted performance measures. The bonus is measured and paid quarterly and semi-annually. We have also, from time to time, paid discretionary cash bonuses to executives based on local market conditions and individual performance. We have also historically paid a discretionary year-end payment to all of our employees as more fully described in the Compensation Committee Report.

        We maintain a deferred compensation plan for our officers. Under the plan, each officer may elect to defer a portion of his or her base salary and bonus that otherwise would be payable in a calendar year. Additionally, we may also elect to contribute money (historically 10% of the officer’s base salary) to the officer’s deferred compensation. The total amount of each officer’s deferred compensation vests after the earlier of (i) 20 years from the date of employment with us, or (ii) the officer attaining age 60. Earnings accrue on the deferred compensation based on market rates and earnings on investments selected by the participant. In addition, our deferred compensation plan provides a death benefit that will pay, upon an officer’s death prior to retirement, an amount equal to the greater of (i) the vested portion of contributions together with earnings or (ii) five times such officer’s average base salary for the previous three years.

        We also provide term life insurance to certain of our officers in amounts ranging from $500,000 to $1,000,000.

COMPENSATION COMMITTEE REPORT

        This Compensation Committee Report discusses our executive compensation policies and the basis for the compensation paid to the Chairman of the Board, the Chief Executive Officer, and the executive officers that report directly to the Chairman of the Board or the Chief Executive Officer (collectively, for purposes of this Report, the “Executive Officers”) during the fiscal year ended December 31, 2005.

        Compensation Policy. The focus of our policy with respect to executive compensation is ensuring that a significant portion of the Executive Officers’ compensation is tied to performance. In addition we seek to:

•	Ensure our compensation programs enable us to recruit, retain, and motivate a group of talented and diverse domestic and international executives;

•	Provide competitive, flexible compensation arrangements that adequately reward significant achievement;

•	Ensure that executive compensation is economically defensible and consistent with corporate performance; and

•	Align the interests of the Executive Officers with those of our stockholders with respect to short-term operating goals and long-term increases in the price of the Class A Common Stock.

        The Compensation Committee is responsible for reviewing and approving all compensation we pay to the Executive Officers. In this capacity, the Compensation Committee determines the timing, pricing, and amount of all such bonuses and awards granted under the compensation plans. Certain members of the Compensation Committee also administer the Second Amended and Restated 1996 Stock Incentive Plan. As such, these members establish the timing and terms of all equity awards granted to our Executive Officers as well as all other employee awards.

        In 2005, we undertook a complete evaluation of the total direct compensation of our Executive Officers including base salary levels, short-term cash incentives, and long-term incentives. We also reviewed the level and type of perquisites provided to our Executive Officers. In connection with this review, the Compensation Committee hired a new, independent compensation consultant to provide advice to the Compensation Committee.

        Components of Compensation. The components of our current compensation program consist of (i) base salary, (ii) short-term incentives in the form of cash bonus payments, (iii) long-term incentives in the form of equity awards, and (iv) certain other benefits provided to Executive Officers. These components and the relationship of each component of compensation to our performance are discussed below.

        Base Salary. The Compensation Committee is responsible for establishing the base salary for the Chief Executive Officer and approving the base salary of other Executive Officers. In establishing and approving base salaries and any adjustments paid to our Executive Officers, the Compensation Committee considers various factors including (i) salaries provided by similarly sized companies or companies within our industry; (ii) the nature of each Executive Officer’s responsibilities, capabilities and contributions; (iii) an evaluation of our financial and securities market performance; (iv) the overall total compensation of an Executive Officer, including cash bonus and equity incentive awards; (v) competitive offers made to

Executive Officers and the level of salary that may be required to retain our Executive Officers; and (vi) with respect to Executive Officers, other than the Chairman of the Board and the Chief Executive Officer, the recommendation of the Chairman of the Board and the Chief Executive Officer. The Compensation Committee does not assign any specific weights to these factors, but does emphasize establishing salaries that are competitive in order to enable us to attract and retain qualified and effective Executive Officers when considered with the total mix of compensation. In connection with this process, the Compensation Committee reviewed and considered a compensation survey prepared for the Compensation Committee by its independent compensation consultant as well as information compiled by our human resource department. The Compensation Committee believes that the base salaries for our Executive Officers are reasonable in relation to our size and performance.

        Annual Incentive Compensation. Consistent with our policy to tie a significant portion of the Executive Officers’ compensation to our financial performance, we had a formal incentive plan in place in 2005 that provided for cash bonuses based on the achievement of targeted levels of revenue and operating income in quarterly and semi-annual incentive periods, after eliminating any impact of foreign currency fluctuations. The amount of the bonus that could be earned under this plan was based upon a formula and determined by computing the degree to which the targeted performance measures were met or exceeded. The targeted bonus levels ranged from 30% to 80% of salary to the extent revenue and operating profit targets were achieved. If actual performance exceeded the targeted amounts, the target bonus amount was increased linearly based on the extent to which the bonus goals were exceeded. If the operating targets were not met, the target bonus was reduced linearly to 50% of target bonus percentages, but no bonuses were paid under the bonus plan if actual performance was less than the minimum operating profit goal. In 2005, we established quarterly and semi-annual goals in advance of each semi-annual period based on input from the Chief Executive Officer and Chief Financial Officer. A bonus was paid to Executive Officers under these plans based on achievement of targeted performance the first and second quarters of 2005, as well as for the first half of 2005. Generally, no bonuses were paid to Executive Officers with respect to the third or fourth quarter or second half incentive targets, except to managers of certain local markets with respect to their specific targets or minimum targets.

        The Compensation Committee also has retained the right to make discretionary bonuses to Executive Officers for excellent performance and other factors. No discretionary bonuses were paid to the Named Officers in 2005. We have also historically made a year-end holiday gift payment to all corporate employees in the form of a gift certificate or similar merchant credit arrangement or cash in an amount equal to a percentage of each employee’s base salary (approximately two-weeks salary). The amount of this year-end payment made to the Named Officers is included in the bonus column of the Summary Compensation Table.

        Equity Awards. The Compensation Committee has adopted a compensation policy that is designed to encourage Executive Officers to manage like a company owner. The Compensation Committee ties a portion of the total compensation of Executive Officers to our long-term financial performance through the grant of equity awards. We have adopted the Second Amended and Restated 1996 Stock Incentive Plan that provides certain members of the Compensation Committee with the discretion to grant equity incentive awards to key employees. These members of the Compensation Committee have the complete authority to determine the persons to whom awards will be made and the nature and size of such awards. The Second Amended and Restated 1996 Stock Incentive Plan provides for options, stock appreciation rights, contingent stock awards, and restricted stock awards. Members of the Compensation Committee determine the number of awards to be granted and the persons who are to receive such awards on a subjective basis, taking into consideration several factors including the level of options generally granted by similarly sized companies or companies within our industry for similar positions, individual salaries and individual performance, and recommendations of the Chairman of the Board and Chief Executive Officer with respect to the other Executive Officers. The semi-annual grant levels are established based on evaluation of survey results as well as the input and advice of an independent consulting firm with respect to the size and frequency of equity awards. We elected to keep the number of options granted in our annual grants in 2005 consistent with prior year levels. We also occasionally approve special grants of equity awards outside of the semi-annual grant process based on various factors, including assumption of new responsibilities and significant job performance, to retain a key executive who may have received an offer from another company, or in lieu of a salary increase in order to tie a greater portion of total compensation to our company’s performance. We are currently evaluating our equity compensation practices in light of the changes to the accounting treatment of stock option grants.

        Other Benefits. We maintain certain other plans and arrangements for the benefit of our Executive Officers. We make an annual payment equal to 10% of an Executive Officer’s base salary into a deferred compensation plan. The Executive Officers are able to elect from various investment alternatives for investment of these amounts and accrue earnings on the deferred compensation based on these elections. In addition, we also provide various perquisites such as use of recreational equipment and properties and sporting event tickets and generally pay the income taxes associated with the use of these perquisites. We review these benefits on a regular basis and believe these benefits are reasonable in relation to the executive compensation practices of other companies.

        Tax Limitations on Deductibility. The Compensation Committee takes into consideration the limitation on deductibility for United States income tax purposes of compensation in excess of $1 million paid to our highest paid Executive Officers when it is determining compensation for our Executive Officers. Based on the level of compensation in the past couple of years, we have adopted a new cash incentive plan and are submitting it to the stockholders for their approval in order to qualify such bonus payments as “performance-based” for purposes of the deductibility limitations. We are also submitting to stockholders a new equity incentive plan that will qualify for the “performance-based” exception to the deduction limitation.

        Compensation of the Chief Executive Officer. The compensation paid to Mr. Hunt in 2005 was established and approved by the Compensation Committee in accordance with the policies set forth above. During 2005, we reviewed Mr. Hunt’s total cash and total direct compensation, including base salary, bonus and equity incentives. Our review was based on Mr. Hunt’s performance since taking over the Chief Executive Officer position in 2003, the performance of Nu Skin during that period, and also a compensation survey and analysis prepared by our independent consultant. Mr. Hunt’s compensation had not been increased since it was established at the time he became the Chief Executive Officer except to increase his bonus percentage under our cash incentive plan.

        Our evaluation indicated that Mr. Hunt’s total cash compensation and total direct compensation (salary, bonus, and long-term incentives) was below the median for the peer group reviewed. We also noted in our review that our revenue and earnings per share had increased meaningfully under Mr. Hunt’s leadership, with revenue increasing from $964 million in 2002 to nearly $1.138 billion in 2004 and earnings per share increasing from $0.79 per share in 2002 to $1.10 in 2004. Based on our evaluation, we elected to increase Mr. Hunt’s salary in September of 2005 to $665,000, to increase his targeted bonus percentage under our cash incentive plan to 100% of salary, and to increase his annual equity award to 200,000 options. Effective April 3, 2006, however, Mr. Hunt voluntarily elected to reduce his annual salary to its previous level of $550,000. Mr. Hunt also reduced his annual option grant to 50,000 options instead of the 200,000 options previously approved by the Compensation Committee.

        In 2005, $223,035 in bonuses, or approximately 39% of Mr. Hunt’s base salary, was paid to Mr. Hunt based on our revenue and operating profit performance during the first half of 2005 compared to targeted goals. No bonuses were paid with respect to the second half of the year as performance targets were not achieved. Mr. Hunt also received a year-end holiday gift payment that was equivalent, on a percentage basis of base salary, to the year-end payments provided to all corporate employees as described above and $90,000 in dividend equivalent payments. We pay Mr. Hunt a payment equal to the dividend that would be payable on 250,000 shares as an incentive to continue to improve operating results and increase the dividend payable to stockholders. The total direct compensation paid to Mr. Hunt in 2005 was $1,433,651 (consisting of salary, bonus and other cash payments, and the Black-Scholes value of the 50,000 options granted in 2005). In addition, $60,750 was contributed to our deferred compensation plan as described above and we made a matching contribution of $6,300 to his 401(k) plan. Mr. Hunt also received certain perquisites, which, inclusive of the tax-gross ups, were less than $30,000 for the year.

        Conclusion. The Compensation Committee believes that the concepts discussed above further the stockholders’ interests and that Executive Officer compensation encourages responsible management. The Compensation Committee regularly considers the effect of management compensation on stockholder interests.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

E.J. “Jake” Garn, Chairman Paula F. Hawkins Andrew D. Lipman D. Allen Andersen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised of E.J. “Jake” Garn, Paula F. Hawkins, Andrew D. Lipman and D. Allen Andersen. Mr. Lipman is associated with a law firm that provides legal services to us primarily in connection with contractual and regulatory issues associated with telecommunications and enhanced data and voice communications products. See “Certain Relationships and Transactions” for more information concerning these relationships described above.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total stockholder return (stock price appreciation plus dividends) on the Class A Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) a market weighted index of publicly traded peers used in last year’s proxy statement (the “Old Peer Group”), and (iii) a market weighted index of a new peer group of publicly traded companies (the “New Peer Group”) for the period from December 31, 2000 through December 31, 2005. The graph assumes that $100 is invested in each of the Class A Common Stock, the S&P 500 Index, and each of the indexes of publicly traded peers on December 31, 2000 and that all dividends were reinvested. The Old Peer group consists of Avon Products, Inc., Estee Lauder, Nature’s Sunshine Products, Inc., and Tupperware Corporation. The New Peer Group consists of all of the companies in the Old Peer Group as well as Herbalife LTD., USANA Health Sciences, Inc., and Alberto Culver Co. We believe that the addition of these companies to our peer group will provide a more meaningful comparison in stock price performance in light of the evolving nature of our business and our peers’ businesses in terms of size, focus and other relevant factors.

Measured Period	Company	S&P 500 Index	Old Peer Group Index	New Peer Group Index

December 31, 2000	$ 100.00	$ 100.00	$ 100.00	$ 100.00
December 31, 2001	169.02	88.12	88.22	88.68
December 31, 2002	236.33	68.64	90.16	91.75
December 31, 2003	345.95	88.33	120.05	134.00
December 31, 2004	520.92	97.94	141.22	145.57
December 31, 2005	367.13	102.75	109.07	119.60

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2005 about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	7,083,122	(1)	$ 15.54	2,392,604	(2)

Equity compensation plans not approved by security holders	—		$ —	—

Total	7,083,122		$ 15.54	2,392,604

(1)

This consists of 6,911,872 options without tandem dividend rights and 171,250 restricted shares. The weighted-average exercise price of the outstanding options was $15.92 and the weighted average remaining life of the options was 7.09 years. As of March 31, 2006, there were 6,858,184 options outstanding and 108,750 restricted shares outstanding. Between March 31, 2006 and the date of the Annual Meeting, we intend to grant additional equity awards under the Second Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) of no more than 500,000 shares.

Does not include information for options assumed in connection with acquisitions by us of other companies. As of December 31, 2005, 50,317 shares of Class A Common Stock were issuable upon exercise of such assumed options, at a weighted-average exercise price per share of $9.71. All of these shares correspond to options we assumed in our acquisition of Pharmanex.

(2)

Consists of 2,317,679 shares available for future issuance under our Second Amended and Restated 1996 Stock Incentive Plan and 74,925 shares available for future issuance under our 2000 Employee Stock Purchase Plan. All shares available for future grant under the 1996 Plan will be cancelled upon stockholder approval of the 2006 Stock Incentive Plan. The authorized number of shares purchasable by participants under the 2000 Employee Stock Purchase Plan may be increased by 75,000 shares each year beginning in 2003 and ending in 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is responsible for monitoring our financial auditing, accounting, and financial reporting processes and our system of internal controls on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor these processes. In this context, the Audit Committee met and held discussions with management, our internal auditors, and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2005 were prepared in accordance with generally accepted accounting principles.

        The Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PricewaterhouseCoopers LLP. This discussion included PricewaterhouseCoopers LLP’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable Statements on Auditing Standards, including SAS No. 61 and No. 90, as amended (Communication with Audit Committees).

•	PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PricewaterhouseCoopers LLP during the last fiscal year were compatible with maintaining the accounting firm’s independence.

•	Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also selected, subject to stockholder ratification, PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Daniel W. Campbell, Chairman E.J. "Jake" Garn D. Allen Andersen Patricia Negrón

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Leases

        We lease our corporate offices, distribution center, and certain other property pursuant to lease agreements with two entities, Scrub Oak, Ltd. and Aspen Country LLC, owned by the following executive officers, directors, 5% or greater stockholders, and respective family members: Blake M. Roney, Sandra N. Tillotson, and Brooke B. Roney. In 2005, we incurred lease charges totaling approximately $2.7 million and $1.3 million, respectively, to Scrub Oak and Aspen Country.

Lease of Airplane

        We periodically charter air service from a charter company, Keystone Aviation LLC, in which Blake M. Roney, our Chairman of the Board, currently owns a 51% interest. In 2005, we paid $850,336 to this charter company. Keystone Aviation, LLC, leases from time to time an aircraft from Arrow Plane, L.C. to provide its charter services to us. Mr. Roney and his spouse directly or indirectly own substantially all of Arrow Plane, L.C. In 2005, Arrow Plane, L.C. received payments of approximately $82,095 from Keystone Aviation related to charter services provided to us. The Audit Committee of the Board of Directors has reviewed and approved the rates being charged by Keystone Aviation, LLC.

Other

        Andrew D. Lipman, a director of our company, is a partner in the law firm Bingham McCutchen LLP. He was previously a partner in the law firm of Swidler Berlin, LLP until its merger with Bingham McCutchen in 2005. Bingham McCutchen provides legal services to us primarily in connection with contractual and regulatory issues associated with the telecommunications and enhanced data and voice communications products of Big Planet.

        Jose Ferreira, Jr., a director of our company, was the President and Chief Executive Officer of the Woodclyffe Group, LLC until October 2005, which performed consulting work for us for a monthly retainer of $22,500 plus a daily rate per consultant for time above the contractual commitment. A total of $191,072.51 was paid for services provided by the Woodclyffe Group in 2005. Our consulting arrangement with Woodclyffe was terminated in July of 2005.

        We currently employ two brothers and two brothers-in-law of Blake M. Roney, who each make in excess of $60,000 per year. One of Mr. Roney’s brothers, Brooke Roney, currently serves as a senior corporate officer and his compensation for 2005 (consisting of salary, bonuses, perquisites and tax-gross-ups) totaled $584,834. We paid the other relatives of Mr. Roney an aggregate of $363,205 in salary and bonuses for 2005. In addition, these employees also participated in the employee benefit plans available generally to our employees.

        We pay commissions to, as independent contractors or distributors, two sons-in-law of Sandie Tillotson, who each make in excess of $60,000 per year. We paid one of these individuals an aggregate of $743,394 and the other individual an aggregate of $164,676 in commissions in 2005. Any individual who wishes may join our company as an independent distributor, so long as such person is willing to agree to abide by the policies and the terms and conditions of our standard independent distributor agreement. The terms under which Ms. Tillotson’s two sons-in-law act as our independent distributors and are paid commissions do not differ from the standard terms we offer to our other distributors.

        During 2005, certain of our employees provided various personal services for Blake M. Roney, his brother Brooke Roney, Sandie Tillotson, and various entities owned by these individuals. The personal services included the provision of tax, financial, maintenance, courier and various other services. These individuals pay us for these services at rates approved by the Audit Committee of the Board of Directors, and in 2005 we were paid an aggregate of $100,306 for these services.

PROPOSAL 2
APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

        The Compensation Committee of the Board of Directors and the Board of Directors have approved and adopted the 2006 Stock Incentive Plan (the “2006 Plan”), subject to stockholder approval at the Annual Meeting. The 2006 Plan is being adopted because our existing stock incentive plan will expire at the end of this year.

        If approved by the stockholders at the Annual Meeting, the 2006 Plan would govern the grant of stock-based awards (“stock awards”) to our employees, directors, and consultants. This proposal will not affect options granted under the 1996 Plan. All outstanding options under the 1996 Plan will remain outstanding, but no further grants will be made under the 1996 Plan if the 2006 Plan is approved. As of March 31, 2006, there were 6,858,184 options and 108,750 restricted shares outstanding under the 1996 Plan. Between March 31, 2006 and the date of the Annual Meeting, we intend to grant additional equity awards under the 1996 Plan of no more than 500,000 shares.

        Below is a summary of certain key provisions of the 2006 Plan. The summary of the 2006 Plan does not purport to be a complete description of all the provisions of the 2006 Plan, and is qualified in its entirety by the provisions of the 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

        Under the New York Stock Exchange rules, we are required to obtain stockholder approval of the 2006 Plan. Stockholder approval of the 2006 Plan also will constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may be based under the 2006 Plan; (ii) the annual per participant limit of 1 million shares (2 million in the case of a new hire) of common stock underlying stock options and stock appreciation rights that may be made under the 2006 Plan; (iii) the annual per participant limit of 500,000 shares of common stock for grants of restricted stock or other stock awards payable in shares of common stock other than stock options and stock appreciation rights; and (iv) the classes of employees eligible to receive awards under the 2006 Plan.

Summary of the 2006 Plan

        The 2006 Plan provides a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.

        Eligibility. Employees, including our executive officers, members of the Board of Directors, and our consultants may participate in the 2006 Plan as designated by the Committee (as defined below). We intend to make stock awards under the 2006 Plan to employees in the United States and in certain foreign jurisdictions. We have approximately 9,000 employees, including 15 executive officers and employee directors, and 6 non-employee directors. During 2005, approximately 250 individuals received awards under our existing stock incentive plan. The amounts of awards that may be allocated to participants under the 2006 Plan will be determined at the discretion of the Committee and are not presently determinable.

        Types of Awards. The types of stock awards that will be available for grant under the 2006 Plan are:

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock bonus awards;

•	stock appreciation rights;

•	phantom stock units;

•	restricted stock units;

•	performance share bonus awards; and

•	performance share units.

        Share Reserve. A total of 6 million shares of our Class A Common Stock are proposed to be reserved for issuance under the 2006 Plan. Not more than 6 million shares of Class A Common Stock may be issued under the 2006 Plan pursuant to incentive stock options (the “ISO Limit”). In addition, the share reserve will be reduced by one (1) share upon exercise or redemption of an option or stock appreciation right, and reduced by one and one-half (1.5) shares for each share of common stock issued pursuant to a restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit, which are awards pursuant to which participants may receive the full value of the stock without any payment to us. Cash settlement of awards shall also reduce the share reserve. If any shares covered by an award granted under the 2006 Plan, or to which such award relates, are forfeited, or if an award has expired unexercised or has been terminated or cancelled, then the shares covered by such award shall revert to and become available for grant under the 2006 Plan. However, shares underlying incentive stock options, shares used by a participant to pay the exercise price of an option or withholding taxes in respect of an option exercise, shares not issued in settlement of a stock appreciation right, and shares repurchased on the open market using option exercise proceeds shall not revert to or become available under the 2006 Plan. We plan to deliver common stock under the 2006 Plan from our treasury shares.

        Section 162(m) Limit. In order that certain stock awards granted under the 2006 Plan may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2006 Plan limits awards to individual participants to no more than 1 million shares of common stock subject to options or stock appreciation rights and no more than 500,000 shares of common stock subject to grants of stock awards other than option or stock appreciation rights in respect of performance-based awards during any fiscal year (the “Section 162(m) Limit”). However, these limits do not apply to new participants, who may receive an award covering up to an additional 1 million shares of common stock subject to options or stock appreciation rights, if such award is in connection with his or her initial service. Among other things, the 2006 Plan sets out categories of performance criteria that may be used in issuing performance-based awards and permits the Board of Directors to grant performance-based awards that will meet the requirements of Section 162(m) in order to permit us to deduct the full value of any compensation granted to certain specified senior executives.

        Adjustments Made by the Board of Directors under the 2006 Plan. In the event of any change in the common stock subject to the 2006 Plan or subject to any award by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the 2006 Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the 2006 Plan, the ISO Limit, the Section 162(m) Limit, and subject to the option grants to non-employee directors (as described below), and then outstanding awards may be appropriately adjusted in the class(es) and number of securities or other property subject to the awards, the price per share of the securities or other property subject to such awards, and any other affected terms of such awards. The Board of Directors may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive.

        Administration of the 2006 Plan. The 2006 Plan shall be administered by the Board of Directors, which has delegated administration of the 2006 Plan to a committee comprised of at least two individuals who will qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Committee has the authority to perform the following actions:

•	designate participants under the 2006 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the 2006 Plan;

•	interpret the 2006 Plan and establish, adopt or revise any rules and regulations to administer the 2006 Plan;

•	adopt such sub-plans and/or make such amendments to the terms of stock awards under the 2006 Plan as necessary or desirable for awards made to participants outside of the United States; and

•	make all other decisions and determinations that may be required under the 2006 Plan.

        Options. The 2006 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted (with the exception of such adjustments as may be required or desirable under foreign law). To the extent permitted by law and as determined by the Committee, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or by check, (2) pursuant to a “same day sale” program, (3) by the surrender of shares of common stock already owned by the option holder, or (4) such other form of consideration permitted by applicable law as determined by the Committee. Unless the option holder’s option agreement provides otherwise, in the event of the option holder’s termination of service, the option holder (or in the event of death, the holder’s beneficiary or successor) will have up to three months (one year on account of disability or death) from termination of service to exercise vested options. Options awarded under the 2006 Plan may be granted for terms of up to ten (10) years.

        Automatic Awards to Non-Employee Directors. A director who is not employed by us (an “Eligible Director”) will automatically receive an initial grant of options to purchase shares of common stock and restricted stock units. The Committee, in its sole discretion, will determine the number of shares subject to the initial options and restricted stock units and the other terms governing such grants. If the Committee has not established the number of shares subject to the initial grants prior to the date of grants, then the number will be the same as the number granted to the immediately preceding newly-elected Eligible Director. As of March 31, 2006, the number of shares subject to options granted to the immediately preceding newly-elected Eligible Director was 10,000 shares, and the number of shares subject to restricted stock units (referred to as “contingent stock awards” under the previous plan) granted to the immediately preceding newly-elected Eligible Director was 2,500 shares. The automatic initial grants will be made on the first day following the date that the Eligible Director commences service as a member of the Board of Directors.

        Each Eligible Director will also automatically receive an annual grant of options to purchase shares of our common stock on the date the Eligible Director is re-elected, provided that he or she has served as a director for a period of at least six months prior to re-election. The Committee, in its sole discretion, will determine the number of shares subject to this annual option grant and the other terms governing this option. If the Committee has not established the number of shares subject to this annual option grant prior to the date of grant, then the number will be the same as the number of shares subject to the immediately preceding annual grant. As of March 31, 2006, the number of shares subject to options granted under the immediately preceding annual option grant was 10,000 shares. Historically, we have granted an Eligible Director up to twelve months from termination to exercise his or her vested options in the event that the option holder’s status as an Eligible Director terminates for any reason.

        Restricted Stock Bonuses and Performance Share Bonuses. Restricted stock bonus awards and performance share bonus awards are grants of common stock not requiring any monetary consideration (other than payment of the par value of the shares of common stock to the extent required by law), but subject to restrictions, as determined by the Committee. Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met. The vesting of restricted stock bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Committee. In the event a participant’s continuous service terminates or a participant fails to meet service and/or performance criteria, all unvested shares as of the date of termination automatically will be reacquired by us at no cost to us.

        Stock Appreciation Rights. The Committee may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right shall be at least 100% of the fair market value of our common stock on the date of grant. Each stock appreciation right will entitle a participant upon exercise and redemption to an amount equal to (a) the excess of (1) the fair market value on the exercise or redemption date of one share of common stock over (2) the exercise or base price, times (b) the number of shares of common stock covered by the stock appreciation right being exercised or redeemed. Payment shall be made in shares of common stock or in cash, or a combination of both, as determined by the Committee. No stock appreciation right will be exercisable or redeemable after ten (10) years from the date of grant.

        Phantom Stock Units. A phantom stock unit entitles the participant to receive the value of one share of common stock, redeemable upon terms and conditions set by the Committee. Distributions upon redemption of phantom stock units may be in shares of common stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Committee.

        Restricted Stock Units and Performance Share Units. The Committee may also award restricted stock units or performance share units, both of which entitle the participant to receive one share of common stock at the time the unit vests. For restricted stock units, vesting will generally be based on the participant’s continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Committee. In the event a participant’s continuous service terminates or a participant fails to meet the predetermined performance criteria, all unvested shares of common stock subject to these awards as of the date of termination will be forfeited.

        Performance Based Awards. In connection with performance-based awards (other than stock options or stock appreciation rights) that are intended to satisfy the requirements of Section 162(m), each eligible participant’s stock award will be based on one or more pre-established performance targets which, in the discretion of the Committee, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit;

(e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of our targets, critical processes and/or projects; (t) gross margins; (u) specified product sales; (v) inventory turns; (w) distributor, executive distributor and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates. However, the Committee shall have the discretion to appropriately adjust its evaluation of performance against predetermined targets to account for, among other things, the effects of currency fluctuations and other extraordinary items.

        The performance targets applicable to such stock awards will be established in writing before the first day of the performance period to which such performance award relates. However, to the extent permitted under Section 162(m)(4)(C) of the Code, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. Unless otherwise permitted under Section 162(m), no performance-based stock award which is intended to qualify as “qualified performance-based compensation” will be paid to a participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by us for the performance period to which such performance award relates.

        No Repricing. The 2006 Plan prohibits the repricing of stock options or stock appreciation rights awarded under the 2006 Plan, which includes reduction in exercise price, base price, or replacement of underwater options with any other form of equity award or with cash.

        Forfeiture of Stock Awards. To the extent set forth in an award agreement, in the event that a participant’s service is terminated for cause, all outstanding stock awards generally will be immediately forfeited. In addition, if at any time during a participant’s service, or during a specified period of time following the termination of service, the participant engages in conduct that results or could have resulted in his or her termination for cause (e.g., violation of a non-competition agreement), then the Committee retains the discretion to require the participant to repay to us the amount of certain gains that the participant realized from stock awards granted under the 2006 Plan.

        Transferability. Unless otherwise determined by the Committee or provided for in a written agreement evidencing an award, awards granted under the 2006 Plan will not be transferable other than by will or by the laws of descent and distribution.

        Change of Control. In the event of a change of control, as defined in the 2006 Plan, other than dissolution, the Committee may provide for the (1) assumption or continuation of any stock awards outstanding under the 2006 Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation or redemption of an award or (4) any combination of the foregoing. Furthermore, at any time the Committee may provide for the acceleration of exercisability and/or vesting of an award.

        Section 409A. The American Jobs Creation Act of 2004 introduced a new section of the Code (Section 409A) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2006 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. The 2006 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the 2006 Plan participants under Section 409A of the Code. The Committee may amend the 2006 Plan and outstanding awards to preserve the intended benefits of awards granted under the 2006 Plan and to avoid the imposition of an additional tax under Section 409A. In addition, no award under the 2006 Plan can be granted, deferred, paid out or modified under the 2006 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant.

        Amendment or Termination. The Committee may amend, suspend, or terminate the 2006 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules. The Committee may not amend the 2006 Plan to permit the repricing of options or stock appreciation rights or to grant optionholders additional rights to transfer their awards without prior stockholder approval. Further, no amendment to the 2006 Plan may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

        Term. Unless earlier terminated by the Committee, the 2006 Plan will expire on the tenth anniversary of the date of board approval. No awards will be granted under the 2006 Plan after that date.

Tax Status of 2006 Plan Awards

        The following discussion of the U.S. federal income tax status of awards under the 2006 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

        Nonqualified Stock Options and Incentive Stock Options. No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise. The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections. The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder. Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares. The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option. Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

        The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

        The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise. If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.

        Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value, subject to the provisions of Sections 162(m) and 280G of the Code.

        Restricted Stock and Performance Stock Bonus Awards. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of restricted stock or performance stock bonus awards generally at the time the restrictions on the shares lapse and/or the performance criteria are satisfied, as applicable, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by us to the participant of the stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date. In the absence of an election under Section 83(b), the value of any part of such stock award distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received (i.e., vested), and we will be entitled to a corresponding tax deduction.

        Restricted Stock Units and Performance Stock Units. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the shares underlying the restricted stock units or performance stock units at the time the units vest and shares of common stock are issued. Section 83(b) of the Code is not applicable to restricted stock units or performance stock units. The value of any part of such stock awards distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and we will be entitled to a corresponding tax deduction.

        Phantom Stock Units. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes ordinary income equal to the value of the award at the time of vesting, whether such award is paid in cash or stock.

New Plan Benefits

        We cannot currently determine the exact number of options to be granted in the future under the 2006 Plan to our Named Officers, to all executive officers as a group, or to all employees as a group. See “Executive Compensation – Option Grants in Last Fiscal Year” for the number of stock options granted to the Named Officers during the fiscal year ended December 31, 2005.

        We have generally granted 10,000 options to each of our non-employee directors on an annual basis. We expect that we will continue to grant options to our directors, consistent with the terms of our Automatic Awards to Non-Employee Directors described above and subject to approval of the 2006 Plan by the stockholders at the Annual Meeting. We do not, however, have any specific current plans or commitments for awards under the 2006 Plan.

Valuation of Our Common Stock

        On April 7, 2006, the closing price of our Class A Common Stock, as reported on the New York Stock Exchange, was $17.98 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

PROPOSAL 3
APPROVAL OF THE 2006 SENIOR EXECUTIVE INCENTIVE PLAN

        The Compensation Committee of the Board of Directors and the Board of Directors have approved and adopted the 2006 Senior Executive Incentive Plan (the “Incentive Plan”), subject to stockholder approval at the Annual Meeting.

        In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Named Officers. An exception to this $1 million limitation is provided for “qualified performance-based compensation” that satisfies certain conditions set forth in Section 162(m) of the Code, including stockholder approval.

        At the Annual Meeting, stockholders are being asked to approve the Incentive Plan. The Board of Directors is seeking stockholder approval of the Incentive Plan in order for bonuses paid thereunder to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and, accordingly, be eligible for deductibility by us. The purpose of the Incentive Plan and the material features of the Incentive Plan are described below.

Purpose of the Plan

        The purpose of the Incentive Plan is to motivate and reward our executives to produce results that increase stockholder value and to encourage individual and team behavior that helps us achieve both short and long-term corporate objectives. The bonuses awarded under the Incentive Plan generally are intended to be “qualified performance-based compensation” that is exempt from the $1 million limitation on executive compensation under Section 162(m) of the Code.

Description of the Incentive Plan

        The following information includes a summary of certain provisions of the Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Incentive Plan, and is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Incentive Awards to Participants

        Eligibility. Each individual who is subject to Section 16(a) of the Exchange Act, including the Named Officers, and who is selected to participate in the Incentive Plan for a specified service period (each, an “incentive period”) by the Committee (as defined below) is eligible for an incentive award for such incentive period. The Committee shall be required to establish the applicable incentive periods under the Incentive Plan, but in no event shall an incentive period be less than 3 months or longer than 5 years. In the event an individual is selected by the Committee to participate in the Incentive Plan, the Committee will establish one or more objectively determinable performance targets for such individual for the incentive period at issue. Achievement of specified levels above the performance target(s) will result in an incentive award to the participant in an amount equal to a pre-established fixed dollar amount or a percentage of the participant’s annual base salary, determined in the discretion of the Committee, up to a maximum bonus payment of $3 million per participant per fiscal year. There are currently 14 employees who are executive officers subject to Section 16(a) of the Exchange Act. Participation in future years is in the discretion of the Committee.

        Administration and Interpretation. The Incentive Plan will be administered by a committee of the Board of Directors comprised of at least two individuals who will qualify as “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Committee will have the authority to administer and interpret the Incentive Plan, including the making of determinations regarding eligibility for participation and payment of incentive awards where the participant is not continuously employed throughout the incentive period and/or not actively employed at the time of the payment. The Committee also will retain the discretion to determine whether any payments of incentive awards will be made upon a change of ownership or control of Nu Skin.

        Business Criteria. As indicated above, each participant’s bonus will be based on a pre-established performance target which, in the discretion of the Committee, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of our targets, critical processes and/or projects; (t) gross margins; (u) specified product sales; (v) inventory turns; (w) distributor, executive distributor and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates. Consistent with the requirements of Section 162(m), the Committee shall have the discretion to appropriately adjust its evaluation of performance against predetermined targets to account for, among other things, the effects of currency fluctuations and other extraordinary items.

        Bonus Amount. The incentive award for any participant will be based on the achievement of specified levels at or above one or more of the performance targets determined by the Committee.

        Performance-Based Compensation. With respect to any incentive award payable under the Incentive Plan, the performance targets applicable to such incentive award generally will be established in writing before the first day of the incentive period to which such incentive award relates. However, to the extent permitted under Section 162(m)(4)(C) of the Code, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No incentive award which is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code will be paid to a participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by us for the incentive period to which such incentive award relates, as required by Section 162(m) of the Code.

General

        Method of Payment. Each incentive award shall generally be paid in cash; however, the Committee retains the discretion to satisfy such awards with shares of the our common stock or a combination of cash and shares of our common stock. Any portion of a bonus satisfied with shares of our common stock will be paid in accordance with the provisions of the 2006 Plan or any successor plan, provided such plan is approved by the Company’s stockholders at the Annual Meeting. Payment shall be made at such time as determined by the Committee in its sole discretion after the completion of an incentive period, subject to compliance with the requirements of Code Section 409A and the regulations thereunder, and applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

        Effective Date. The Incentive Plan will be effective as of May 1, 2006, subject to approval by our stockholders at the Annual Meeting.

        Amendment. The Incentive Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time, or from time to time, by the Committee. However, no action of the Committee may modify the performance targets applicable to incentive awards after the commencement of the incentive period with respect to which such incentive awards relate, or have the effect of increasing the maximum amount which may be earned by a participant under the Incentive Plan or otherwise cause amounts payable thereunder to cease to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

        Stockholder Approval. The Incentive Plan is subject to stockholder approval and, in the event the Incentive Plan is not approved, no incentive award will be payable under the Incentive Plan and the Incentive Plan will terminate. We may be required to seek additional stockholder approval if the Board of Directors wishes to amend the Incentive Plan in the future and, in any event, we will be required to obtain stockholder approval at the 2011 annual stockholder meeting if we determine to continue to offer the Incentive Plan at that time.

New Plan Benefits

        The amount of future payments under the proposed Incentive Plan cannot be determined at this time, since they will be based on our future financial and operating performance, and the applicable future performance goals and target percentages to be established by the Committee. The table below shows the dollar amount of the award payments for the 2005 performance year made to executive officers who received bonuses under the current executive incentive plan. Although the proposed Incentive Plan is different from our current executive incentive plan, the bonuses that may be earned in each plan may be similar if the Committee establishes the same sales percentages and performance criteria in the proposed Incentive Plan as set forth in our current executive incentive plan.

Name and Principal Position	Dollar Value Earned in 2005 (1)

Blake M. Roney	$ 228,104
Chairman of the Board

M. Truman Hunt	$ 223,035
President and Chief Executive Officer

Corey B. Lindley	$ 118,651
Executive Vice President and President, Greater China

Robert S. Conlee	$ 141,074
President, North Asia and President, Nu Skin Japan

Joseph Y. Chang	$ 138,565
Chief Scientific Officer and Executive Vice President of Product Development

All current executive officers as a group	$ 1,355,068

(1)     Actual amounts earned during 2006 or a future performance year may be less than, equal to, or greater than the amount shown depending upon Nu Skin’s and the individual’s performance during the applicable performance year.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
APPROVAL OF THE 2006 SENIOR EXECUTIVE INCENTIVE PLAN.

PROPOSAL 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2005, was selected by the Audit Committee of the Board of Directors to act in the same capacity for the fiscal year ending December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ending December 31, 2005 and December 31, 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$1,773,000	$2,883,000
Audit-Related Fees(2)	19,000	18,000
Tax Fees(3)	2,657,000	2,752,000
All Other Fees(4)	--	--
Total	$4,449,000	$5,653,000

(1)

Audit Fees consist of fees billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements, including services associated with SEC registration statements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including audits of benefit plans and other such services.

(3)	Tax Fees consist of fees billed for tax compliance, tax advice, and tax planning.

(4)	All Other Fees consist of fees billed for all other services not included in the categories above.

Audit and Non-Audit Services Pre-Approval Policy

        Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. Under the policy, proposed services may be either pre-approved categorically within specified budgets (“general pre-approval”) or specifically pre-approved on a case-by-case basis (“specific pre-approval”). In approving any services by the independent registered public accounting firm, the Audit Committee will consider whether the performance of any such service would impair the independent registered public accounting firm’s independence.

        The Audit Committee must specifically pre-approve the terms and fees of each annual audit services engagement. All other Audit, Audit-related, Tax, and other services may be generally pre-approved pursuant to projected categorical budgets. The Audit services subject to general pre-approval include such services as statutory audits or financial audits for subsidiaries or affiliates and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are traditionally performed by the independent registered public accounting firm. Tax services include tax compliance, tax planning, and tax advice. All Other services are those routine and recurring services that the Audit Committee believes will not impair the independence of our registered public accounting firm, such as new market development advice and other miscellaneous services. The SEC prohibits our independent registered public accounting firm from performing certain non-audit services, and under no circumstances will the Audit Committee approve such services by it.

        The Audit Committee will review the generally pre-approved services from time-to-time, at least annually. Any changes to budgeted amounts or proposed services will require specific pre-approval by the Audit Committee.

        In 2005, all of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF OUR SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters in accordance with their best judgment, acting together or separately.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 29, 2006. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised at next year’s annual meeting, written notice must be received by us no later than December 29, 2006 and shall contain such information as is required under our Bylaws.

        In addition, our Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to us. In order to make a director nomination at a stockholder meeting, a stockholder must notify us not fewer than 120 days in advance of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting. Thus, since April 28, 2006 is specified as the date of this year’s proxy statement, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than December 29, 2006 (i.e., 120 days prior to April 28). In addition, the notice must meet all other requirements contained in our Bylaws.

        A stockholder may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ANNUAL REPORT TO STOCKHOLDERS

        The Annual Report to Stockholders concerning our operations for the fiscal year ended December 31, 2005 is enclosed with this Proxy Statement.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, without exhibits, accompanies the Annual Report to Stockholders enclosed with this Proxy Statement. A copy of our Annual Report on Form 10-K may also be obtained by stockholders without charge by written request to Scott Pond, Investor Relations Manager, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. A copy of the Annual Report on Form 10-K is also available on our website, www.nuskinenterprises.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

By Order of the Board of Directors, Blake M. Roney Chairman of the Board

DATED: April 28, 2006

APPENDIX A

NU SKIN ENTERPRISES, INC.

2006 STOCK INCENTIVE PLAN

Approved by Stockholders on [May ___, 2006]

Termination Date: April 27, 2016

I.        PURPOSES

        1.1          Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

        1.2         Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Stock Appreciation Rights, (v) Phantom Stock Units, (vi) Restricted Stock Units, (vii) Performance Share Bonuses, and (viii) Performance Share Units.

        1.3         General Purpose. The Company, by means of this new Plan, which will serve as the successor to the Company’s Second Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”), seeks to create incentives for eligible Employees (including Officers), Directors, and Consultants of the Company to maximize the long-term value of the Company by receiving Stock Awards to acquire Common Stock of the Company or Stock Awards for which the value is measured with reference to Common Stock of the Company.

II.         DEFINITIONS

        2.1         “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.2         “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

        2.3          "Board" means the board of directors of the Company.

        2.4         “Cause” means any of the following: (1) the Participant’s theft, dishonesty, misappropriation or conversion of assets or opportunities belonging to the Company or falsification of any documents or records related to the Company or any of its Affiliates; (2) the Participant’s improper use or disclosure of the Company’s or any of its Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates including the commission of an act of fraud or intentional misrepresentation; (4) the Participant’s failure or inability to perform any reasonable assigned duties, if such failure or inability is reasonably capable of cure, after being provided with a reasonable opportunity

-A-1

to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, including any non-disclosure agreement or other duty of confidentiality or insider trading policy, unless such breach can be cured and is cured pursuant to the terms of such agreement; (6) breach of any applicable restrictive covenant evidenced by an agreement between the Participant and the Company or any Affiliate, including breach of any applicable non-competition or non-solicitation provision and/or improper disclosure or misuse of any confidential or proprietary information, or (7) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates or conduct related to the Participant’s Service for which either criminal or civil penalties may be sought. Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement (it being understood, however, that if no definition of the term Cause is set forth in such an individual written agreement, the foregoing definition shall apply).

        2.5         "Change of Control" means the occurrence of any of the following events:

(i)

The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a “person” or “group” (as such terms are defined or described in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Exchange Act);

(ii)

Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any successor to all or substantially all of the assets of the Company or any entity which controls the Company), including by way of merger, consolidation or otherwise;

(iii)

Either a merger or consolidation of the Company with or into another person (as defined by Section 13(d) or 14(d) of the Exchange Act) if the shareholders of the Common Stock of the Company immediately prior to such transaction are not the Beneficial Owners of a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction;

(iv)

During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v)	A dissolution or liquidation of the Company.

        2.6         "Code" means the Internal Revenue Code of 1986, as amended.

        2.7         “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

        2.8         "Common Stock" means the Class A common shares of the Company, par value $0.01 per share.

        2.9         "Company" means Nu Skin Enterprises, Inc., a Delaware corporation.

        2.10         “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

        2.11         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Subject to the requirements of applicable law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

        2.12         “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such determination may be amended from time to time.

        2.13         "Director" means a member of the Board of Directors of the Company.

        2.14        “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Any question as to the existence of that person’s physical or mental impairment as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company (or its Affiliate, as applicable). If the person and the Company (or its Affiliate, as applicable) cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd)who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

        2.15          "Eligible Director" means any Director who is not employed by the Company or an Affiliate.

        2.16         “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

        2.17         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.18          "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

Notwithstanding the foregoing, the value of the Common Stock shall at all times be determined in a manner consistent with the regulations under Section 409A of the Code, as they may be amended from time to time, with respect to Stock Awards issued to Participants subject to Section 409A of the Code.

        2.19         “Forfeiture Event” means a Participant engaging in conduct that results in the Participant’s termination for Cause or engaging in conduct that would constitute sufficient grounds for termination for Cause (including where the Participant’s Continuous Service has terminated at the time the Forfeiture Event occurs).

        2.20         “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus award, Restricted Stock Unit award, Phantom Stock Unit award, Performance Share Bonus award, or Performance Share Unit award.

        2.21         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.22         “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404 of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404 of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404 of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        2.23          "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.24         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.25         "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        2.26         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.27         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.28         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        2.29         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        2.30         “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.5 of the Plan.

        2.31         “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Section 8.6 of the Plan.

        2.32         “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.3 of the Plan.

        2.33         "Plan" means this Nu Skin Enterprises, Inc. 2006 Stock Incentive Plan.

        2.34         “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, subject to the provisions of Section 8.1 of the Plan.

        2.35         “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Section 8.4 of the Plan.

        2.36         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

        2.37         "Securities Act" means the Securities Act of 1933, as amended. 2.38 “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is exercised and redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.2 of the Plan.

        2.39         “Stock Award” means any Option award, Restricted Stock Bonus award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These awards may include, but are not limited to those listed in Section 1.2.

        2.40         “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        2.41         “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.         ADMINISTRATION

        3.1         Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

        3.2         Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Awards shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)	To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv)	Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v)	To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States, including without limitation determining: (A) the exercise or redemption price of Stock Awards, (B) the definition of “Fair Market Value” for purposes of the Plan, (C) the applicable vesting schedule, (D) the permissible methods of exercise, (E) the procedure for designating a beneficiary in the event of a Participant’s death, if such designation is to be permitted, (F) the term of a Stock Award, and (G) the terms and conditions of the applicable Stock Award Agreement. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 and Section 11 of the Plan; however, unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(vi)	To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board.

(vii)	To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(viii)	To determine whether Full Value Stock Awards, but not Options or Stock Appreciation Rights, will be adjusted for Dividend Equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Board, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Full Value Stock Award held by such Participant.

(ix)	To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(x)	To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

        3.3          Delegation to Committee.

(i)	General. The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, to the extent permissible under the state corporate law which governs the Company, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)	Committee Composition when Common Stock is Publicly Traded. So long as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award. To the extent permissible under applicable state corporate law, the Board or Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers under applicable law.

        3.4         Effect of Board’s Decision. All determinations, interpretations and constructions made in good faith by the Board, including any Committee thereof, and by any persons to whom authority has been appropriately delegated hereunder shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.         SHARES SUBJECT TO THE PLAN

        4.1         Share Reserve. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed 6 million shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to an Option shall reduce the Share Reserve by one (1) share and each share of Common Stock subject to the exercised or redeemed portion of a Stock Appreciation Right (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by 1 share. Each share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by one and one-half (1½) shares. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock that would otherwise have been issued pursuant to such Stock Award in the ratio set forth in this Section 4.1 applicable to such Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is 6 million shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

        4.2         Reversion of Shares to the Share Reserve. If any Stock Award granted under this Plan shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert or be added to the Share Reserve in the same number as they had initially reduced the Share Reserve, and thereafter, become available for issuance under the Plan. Notwithstanding the foregoing, shares of Common Stock shall not revert nor be added back to the Share Reserve, and such shares shall not thereafter become available for issuance under the Plan upon or in respect of: (a) the expiration, cancellation or termination of shares of Common Stock that may be issued pursuant to Incentive Stock Options, (b) shares tendered in payment, in whole or in part, of the exercise price of Options awarded hereunder, (c) shares withheld by the Company to satisfy any tax withholding obligation, (d) shares repurchased by the Company on the open market using option exercise proceeds, and (e) all shares covered by a Stock Appreciation Right, to the extent such right is exercised or redeemed, whether or not shares of Common Stock are actually issued.

        4.3         Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.         ELIGIBILITY

        5.1         Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

        5.2         Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        5.3         Annual Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Participant shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights covering more than 1 million shares of Common Stock during any fiscal year, and no Participant shall be eligible to receive Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering more than 500,000 shares of Common Stock during any fiscal year; provided that in connection with his or her initial service, a Participant may be granted Options or Stock Appreciation Rights covering not more than an additional 1 million shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

        5.4         Consultants.

(i)	A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)	Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parent or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.        OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        6.1         Term. Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the term of the Option shall be seven (7) years from the date it was granted.

        6.2         Exercise Price of an Option. Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders and the provisions of Section 3.2(v) of the Plan regarding terms applicable to non-U.S. Participants, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option or otherwise in a manner satisfying the provisions of Section 424 and Section 409A of the Code, as applicable.

        6.3         Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be payable, to the extent permitted by applicable statutes and regulations, by any of the following methods, as determined at the discretion of the Board and set forth in an Option Agreement: (1) in cash or by check at the time the Option is exercised, (2) by delivery to the Company of other Common Stock, (3) pursuant to a “same day sale” program to the extent permitted by law, (4) by any other form of consideration permitted by law (but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan), or (5) by some combination of the foregoing.

        6.4         Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If not prohibited by the terms of the applicable Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.5         Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option issued under this Plan shall be transferable only to the extent the Board, in its sole discretion, permits such Nonstatutory Stock Option to be assigned or transferred for estate planning purposes, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of applicable law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Optionee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If not prohibited by the terms of any applicable Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.6         Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. The provisions of this Section 6.6 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        6.7         Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for three (3) months following the termination of the Optionholder’s Continuous Service.

        6.8         Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement and (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.8 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder’s Continuous Service (and in no event later than the expiration of the term of the Option).

        6.9         Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following such termination.

        6.10         Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the post-termination exercise period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then, subject to the terms of the applicable Option Agreement, the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.4 or 6.5 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionholder’s death.

        6.11         Termination of Unvested Options. Unless otherwise specified in the applicable Option Agreement, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person.

        6.12         Early Exercise Generally Not Permitted. The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.         NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS

        In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following grants:

        7.1         Initial Award Grant. On the first day following the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of Nonstatutory Stock Options and Restricted Stock Units shall automatically be made to that Eligible Director. The number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the initial Nonstatutory Stock Options and Restricted Stock Units for a given newly-elected Eligible Director prior to the date of grant for such Initial Grant, then the number shall be the same as the number of shares of Common Stock subject to the Initial Grant provided to the immediately preceding newly-elected Eligible Director. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

        7.2 Annual Stock Option Grant. An annual grant of Nonstatutory Stock Options shall automatically be made to each Eligible Director who (1) is re-elected to the Board, (2) is an Eligible Director on the relevant grant date, and (3) has served as a Director for a period of at least six (6) months. The number of shares subject to this Annual Grant and other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Annual Grant prior to the date of grant for such Annual Grant, then the number shall be the same as the number of shares of Common Stock subject to the Annual Grant for the immediately preceding year. The date of grant of an Annual Grant is the date on which the Eligible Director is re-elected to serve on the Board. Annual Grants made in connection with the Company’s 2006 Annual Meeting of Stockholders shall be made pursuant to the terms of this Section 7.2.

VIII.         PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

        8.1         Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. At the discretion of the Board, a Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(ii)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Board shall determine the vesting schedule applicable to any Restricted Stock Bonus award. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

        8.2         Stock Appreciation Rights. Two types of Stock Appreciation Rights ("SARs") shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i)	Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)	The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be exercisable and redeemable upon such terms and conditions as the Board may establish. Upon the exercise and redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise and redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those shares.

(B)	The number of shares of Common Stock underlying each stand-alone SAR and the exercise price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the exercise price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)	No SAR shall be exerciseable or redeemable after the expiration of ten (10) years after the date it was granted. In the absence of a provision to the contrary in the individual’s Stock Award Agreement, the term of the SAR shall be seven (7) years from the date of grant.

(D)	The distribution with respect to any exercised and redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)	Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)	Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)	Stapled SARs shall be exercisable and redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the exercise and redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the exercise and redemption date) of the number of vested shares which the holder redeems over the aggregate exercise price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)	The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.3          Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)	Phantom Stock Unit awards shall be exercisable and redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)	The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.4          Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

        A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Restricted Stock Units shall be settled as soon as administratively practicable following the vesting of the Restricted Stock Unit.

        Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Board shall determine the vesting schedule applicable to any such Restricted Stock Unit award. Shares of Common Stock awarded under the Restricted Stock Unit agreement may be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iii)	Transferability. Rights to acquire the shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

        8.5         Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. At the discretion of the Board, a Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(ii)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the terms and conditions of the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

        8.6         Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

        A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Performance Share Units shall be settled as soon as administratively practicable following the vesting of the Performance Share Unit.

        Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the terms and conditions of the Performance Share Unit agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement may be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iii)	Transferability. Rights to acquire the shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

        8.7         Performance-Based Awards. Notwithstanding anything to the contrary herein, any Stock Awards granted under this Plan may be granted in a manner which may be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) and/or compliant with the requirements of Section 409A of the Code for performance-based compensation (“Performance-Based Awards”). To the extent required by Section 162(m) of the Code, a Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period.

(i)	Performance Goals. The performance goals for any performance period shall be based on the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of the Company’s targets, critical processes and/or projects; (t) gross margins, (u) specified product sales, (v) inventory turns; (w) distributor, executive distributor, and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.

The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events thereof, all as the Board shall determine.

(ii)	Award Limits and Requirements for Performance-Based Awards. The maximum amount of a Performance-Based Award payable during a fiscal year to any Participant is set forth in Section 5.3 of the Plan. To the extent required by Section 162(m) of the Code, the Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Board. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Board. The amount of the Performance-Based Award determined by the Board for a performance period shall be paid to the Participant at such time as determined by the Board in its sole discretion after the end of such performance period; provided, however, that such payment or delivery shall be made in compliance with Section 409A of the Code and the regulations thereunder.

(iii)	Other. The grant of a Performance-Based Award may be made solely under this Plan or may be made pursuant to such other plan or program as the Committee shall determine in its sole discretion, including the Company’s 2006 Senior Executive Incentive Plan.

IX.        COVENANTS OF THE COMPANY

        9.1         Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        9.2         Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, or under any foreign law of similar effect, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award nor shall it require the Company to comply with any applicable securities laws or regulations if such compliance would be unduly burdensome or costly, as determined by the Board in its sole discretion. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.         USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XI.         CANCELLATION AND RE-GRANT OF OPTIONS AND SARS

        The Board shall not have the authority to effect, at any time, (i) the repricing of any outstanding Options or SARs under the Plan, which includes reduction in exercise price, base price, or replacement of underwater options with any other form of equity award or with cash, (ii) the cancellation of any outstanding Options or SARs under the Plan that are underwater and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different number of shares of Common Stock, and/or (iii) cancellation of underwater Options or SARs and replacement with Full Value Awards or cash. Notwithstanding the foregoing, the Board may grant an Option or SARs with an exercise or redemption price lower than that set forth above if such Option or SARs is granted as part of a transaction to which Section 424 or Section 409A of the Code applies.

XII.         MISCELLANEOUS

        12.1         Acceleration of Exercisability and Vesting. The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        12.2         Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

        12.3         No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

        12.4         Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        12.5         Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        12.6         Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock, provided, however, that in the case of the tender of shares, any such shares have been held by the Participant for not less than six (6) months (or such other period as established by the Board to avoid a supplemental change to earnings for financial accounting purposes).

        12.7         Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Stock Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Stock Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Board that any amounts payable in respect of any Stock Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder, and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

        12.8         Forfeiture of Stock Awards. To the extent set forth in a Stock Award Agreement, if at any time during the Participant’s Continuous Service or at any time following the termination of Continuous Service until the later of: (i) the twelve (12) month anniversary of the Participant’s termination of Continuous Service for any reason, and (ii) the six (6) month anniversary of the date the Participant exercises or redeems any outstanding Options, Stock Appreciation Rights or Phantom Stock Units and/or vests in any Stock Award (other than an Option, Stock Appreciation Right or Phantom Stock Unit), a Forfeiture Event occurs, then the Committee may, in its sole discretion, direct that:

(A)	all outstanding Stock Awards shall terminate in full;

(B)

the Participant shall pay to the Company an amount equal to the gain realized upon the exercise or redemption of any Options, Stock Appreciation Rights and Phantom Stock Units or any sale of the underlying shares obtained during the twelve (12) month period immediately preceding the Forfeiture Event and/or any gain realized upon any exercise, redemption or sale of the underlying shares of Common Stock upon or after the occurrence of any Forfeiture Event; and

(C)

the Participant shall forfeit and return to the Company, as applicable, any unvested shares pursuant to all outstanding Stock Awards (other than Options, Stock Appreciation Rights and Phantom Stock Units) and/or pay to the Company the gain realized from the grant, vesting or sale of any shares obtained pursuant to such Stock Award during the twelve (12) month period immediately preceding the Forfeiture Event or at any time on the date of or after the occurrence of such Forfeiture Event.

The Board shall determine the manner of the recovery of any such amounts which may be due to the Company and which may include, without limitation, set-off against any amounts which may be owed by the Company to the Participant subject, in all cases, to applicable law and the terms and conditions of the applicable plan, arrangement or agreement.

        If any provision contained in this Article shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of the grant of Stock Awards hereunder be determined by a court of competent jurisdiction to be overly broad, the Participant agrees to join the Company or any of its Affiliates in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

        12.9         Extension of Stock Award. A Participant’s Stock Award Agreement may provide that if the issuance of shares of Common Stock would be prohibited at any time solely because such issuance would violate the registration requirements under the Securities Act or other applicable securities laws, then the Participant shall be entitled to exercise, redeem or receive the shares of Common Stock underlying such Stock Award, as applicable, on the date that is the earlier of (i) the expiration of the term of the Stock Award, if applicable, and (ii) a period of three (3) months after the date on which such exercise, redemption or delivery of shares of Common Stock would not be in violation of such registration requirement or other applicable securities laws. The provisions of this Section 12.9 notwithstanding, in the event that a sale of the shares of Common Stock received pursuant to the Stock Award would subject the Participant to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then, if applicable, the Stock Award will terminate on the fifteenth (15th) day after the last date upon which such sale would result in liability, but in no event later than the expiration of the term of the Stock Award.

XIII.         ADJUSTMENTS UPON CHANGES IN STOCK

        13.1         Capitalization Adjustments. In the event of any change in the Common Stock subject to the Plan or subject to any Stock Award by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Plan may be appropriately adjusted in the class(es) and maximum number of securities or other property subject to the Plan pursuant to Section 4.1 above, the ISO Limit, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to the option grants to Eligible Directors under Section 7 of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities or other property, the price per share of the securities or other property subject to such outstanding Stock Awards, or any other affected terms of Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive.

        13.2         Adjustments Upon a Change of Control.

(i)	In the event of a Change of Control as defined in Section 2.5(i) through 2.5(iv), such as an asset sale, merger, or change in Board composition, then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan; (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan; (3) redeem or purchase such Stock Awards for consideration determined in a manner consistent with the per share consideration being paid to the other stockholders of the Company; or (4) any combination of the foregoing. In the event any surviving entity or acquiring entity refuses to take such actions, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise, redemption or purchase price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards upon such terms as the Board determines in its sole discretion; (3) provide for issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Board in its sole discretion; (4) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)	In the event of a Change of Control as defined in Section 2.5(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XIV.        AMENDMENT OF THE PLAN AND STOCK AWARDS

        14.1         Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company: (i) to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation; (ii) in respect of any proposed amendment to Sections 6.4 or 6.5 hereof; or (iii) in respect of any proposed amendment to Section 11 hereof that would permit the repricing or cancellation and regrant of Options or Stock Appreciation Rights.

        14.2         Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval or may resubmit the Plan for reapproval by shareholders, including, but not limited to, amendments to or reapproval of the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        14.3         Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        14.4         No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        14.5         Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless: (i) the Company requests the consent of the Participant and the Participant consents in writing, or (ii) such amendment is necessary pursuant to Section 12.7 hereof or otherwise to meet the minimum requirements of the Code or applicable law.

XV.         TERMINATION OR SUSPENSION OF THE PLAN

        15.1         Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of the date that the Plan is approved by the shareholders of the Company or the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        15.2         No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVI.         EFFECTIVE DATE OF PLAN

        The Plan shall become effective immediately upon its adoption by the Board, but no Stock Awards may be granted unless and until the Plan has been approved by the stockholders of the Company,

which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

XVII.         CHOICE OF LAW

        The law of the State of Utah shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B

NU SKIN ENTERPRISES, INC.
2006 SENIOR EXECUTIVE INCENTIVE PLAN

Effective May 1, 2006

        This 2006 Senior Executive Incentive Plan is adopted by Nu Skin Enterprises, Inc. (the “Company”) to reward selected senior executives through the payment of cash incentive awards for outstanding performance related to the accomplishment of strategic business objectives and goals. This Plan is intended to permit the payment of awards that may qualify as “performance-based” compensation under Section 162(m) of the “Code” (as defined below).

ARTICLE I
DEFINITIONS

        Section 1.1         Affiliate. “Affiliate” shall mean any entity, directly or indirectly, controlling or controlled by or under common control with the Company.

        Section 1.2         Board. "Board" shall mean the Board of Directors of the Company.

        Section 1.3         Code. “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.

        Section 1.4         Committee. "Committee" shall mean the Special Compensation Committee of the Board described in Section 6.1.

        Section 1.5         Disability. “Disability” shall mean a Participant’s: (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than twelve (12) months, or (b) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Any question as to the existence of a Participant’s physical or mental impairment as to which the Participant or his representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company (or its Affiliate, as applicable). If the Participant or his representative and the Company (or its Affiliate, as applicable) cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Plan.

        Section 1.6         Executive Officer. “Executive Officer” shall mean a person who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

        Section 1.7         Incentive Awards. “Incentive Awards” shall mean cash incentive awards earned by Participants under this Plan.

        Section 1.8         Incentive Period. "Incentive Period" shall have the meaning ascribed in Section 2.4 hereof.

        Section 1.9         Participant. “Participant” shall mean, with respect to any Incentive Period during the term of the Plan, an Executive Officer selected by the Committee to participate in the Plan in accordance with Section 2.2 hereof.

        Section 1.10         Plan. "Plan" shall mean this Nu Skin Enterprises, Inc. 2006 Senior Executive Incentive Plan.

ARTICLE II
INCENTIVE AWARDS

        Section 2.1         Performance Targets. A Participant shall be eligible to earn an Incentive Award under the Plan based on the achievement of performance targets by the Company, as determined by the Committee for each Incentive Period of the Company. The performance targets for any Incentive Period shall be based on the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of the Company’s targets, critical processes and/or projects; (t) gross margins, (u) specified product sales, (v) inventory turns; (w) distributor, executive distributor, and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.

        The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing and to the degree consistent with Section 162(m) and/or Section 409A of the Code, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events.

        Section 2.2         Incentive Awards. Each individual who (a) is an Executive Officer and (b) who is selected by the Committee to participate in the Plan with respect to such Incentive Period, shall be eligible for a Incentive Award with respect to such Incentive Period under this Section 2.2. The Committee shall establish objectively determinable performance targets with respect to such Participant under this Section 2.2 for such Incentive Period, which shall be based on the business criteria set forth in Section 2.1. Achievement of specified levels of the performance target will result in a Incentive Award to such Participant equal to a fixed dollar amount or a percentage of base salary, as determined by the Committee; provided, however, that in all cases the maximum Incentive Award payable to any Participant with respect to any fiscal year of the Company shall not exceed $3,000,000. The Committee shall establish such specified levels of the performance target and the Incentive Award to be paid at each such specified level or a formula for determining the amount of the Incentive Award based on actual performance. Prior to the payment of a Incentive Award, the Committee shall certify in writing the level of performance attained by the Company for the Incentive Period to which such Incentive Award relates. The Committee shall have no discretion to increase the amount of a Participant’s maximum Incentive Award but the Committee shall have unlimited discretion to reduce or eliminate the amount of a Participant’s Incentive Award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target or targets.

        Section 2.3         Eligibility. Subject to Article V hereof, to be eligible to receive an Incentive Award under the Plan, a Participant must, unless otherwise approved by the Committee, be employed throughout the duration of an Incentive Period and at the time of the payment of the Incentive Award. The Committee shall determine, in its sole discretion and in accordance with the requirements of Section 162(m) of the Code, whether and to what extent a Participant who has not been continuously employed throughout an Incentive Period shall be eligible to participate in the Plan or receive an Incentive Award hereunder.

        Section 2.4         Incentive Periods. The Committee shall have the discretion to determine the length of incentive periods (each, an “Incentive Period”) under this Plan; provided, however, that in no case shall an Incentive Period be of a duration that is less than three (3) months or longer than five (5) years. The Committee shall establish in writing the applicable Incentive Period(s) for Incentive Awards which may be granted under this Plan.

ARTICLE III
PAYMENT OF INCENTIVE AWARD

        Section 3.1         Form of Payment. Each Participant’s Incentive Award shall be paid in cash or, at the discretion of the Committee, in shares of Common Stock of the Company, or in any combination of cash and stock. Any stock bonuses shall be paid in accordance with the provisions of the Company’s 2006 Stock Incentive Plan applicable to Full-Value Awards (as such term is defined therein) granted pursuant to Section 8.7 of such plan.

        Section 3.2         Timing of Payment. The amount of an Incentive Award determined by the Committee for an Incentive Period shall be paid to the Participant after the end of such Incentive Period at such time as determined by the Committee in its sole discretion; provided, however, that any payment shall be made within two and one-half (2½) months of the end of the Company’s fiscal year (or such longer or shorter period as may be required under the “short-term deferral” rules under Section 409A of Code and the regulations thereunder.)

ARTICLE IV
SECTION 162(m)

        Section 4.1         Qualified Performance Based Compensation. Except as set forth in Section 5.2, Incentive Awards are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code and the Committee shall take such actions as are consistent with the terms of the Plan to ensure that such Incentive Award will so qualify.

        Section 4.2         Performance Goals. With respect to any Incentive Award that qualifies as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in Section 2.1, if applicable to such Incentive Award, shall be established in writing by the Committee not later than 90 days after the commencement of the Incentive Period to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the Incentive Period (as scheduled in good faith at the time the performance targets are established) has elapsed. No Incentive Award which is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by the Company for the Incentive Period to which such Incentive Award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE V
TERMINATIONS

        Section 5.1         Effect of Termination of Employment. A Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during an Incentive Period shall not be eligible to receive an Incentive Award for such Incentive Period unless: (i) the Committee determines that such Incentive Award will be paid, in whole or in part, or (ii) the Participant had executed an individually negotiated employment contract or similar agreement with the Company providing for the treatment of Incentive Awards, in which case such Participant’s entitlement to an Incentive Award for such Incentive Period shall be governed by the terms of such individually negotiated contract or agreement.

        Section 5.2         Discretionary Payment of Incentive Awards. In the event of a Participant’s death or Disability, or in the event of a change in ownership or control of the Company, the Committee may (but shall not be obligated to), in its sole discretion, provide partial Incentive Awards to affected Participants.

ARTICLE VI
ADMINISTRATION

        Section 6.1         Special Compensation Committee. The Special Compensation Committee (referred to herein as the “Committee”) shall consist solely of two or more members of the Board who are “outside directors,” within the meaning of Section 162(m) of the Code.

        Section 6.2         Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all parties.

ARTICLE VII
OTHER PROVISIONS

        Section 7.1         Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject, however to the requirements of Section 162(m) of the Code and subject to the requirements of applicable laws. The Plan shall remain in effect until the earliest of: (i) termination by the Board, (ii) the date any stockholder approval requirement under Section 162(m) ceases to be met, or (iii) the date that is five (5) years after the stockholder meeting in 2006 unless further stockholder approval of the Plan is obtained at the 2011 stockholder meeting. To the extent necessary pursuant to Section 162(m) with respect to Incentive Awards which the Committee determines should qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code and except as otherwise provided in Sections 2.1 and 2.2, no action of the Board may: (i) modify the performance targets described in Sections 2.1 if applicable to such Incentive Award, (ii) increase the amount of compensation payable pursuant to an Incentive Award, or (iii) cause compensation that is or may be payable hereunder to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

        Section 7.2         Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders at the 2006 Annual Meeting of Shareholders. In the event that the Plan is not so approved, no Incentive Award shall be payable under the Plan, and the Plan shall terminate and shall be null and void in its entirety.

        Section 7.3         Participants Outside of the United States. In the case of Participants employed outside the United States, the Company or its Affiliates may vary the provisions of this Plan as deemed appropriate to conform with or as required by or made desirable by local laws, practices and procedures.

        Section 7.4         Miscellaneous.

        (a)     The Company shall have the right to deduct all federal, state, foreign and local taxes required by law or Company policy from any Incentive Award paid to a Participant hereunder.

        (b)     In no event shall the Company be obligated to pay to any Participant an Incentive Award for an Incentive Period by reason of the Company’s payment of an Incentive Award to such Participant in any other Incentive Period.

        (c)     The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Incentive Award under the Plan.

        (d)     The Company intends that Incentive Awards payable under the Plan shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. To the extent Incentive Awards under the Plan are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded with respect to Incentive Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

        (e)     To the extent that any Incentive Award under the Plan is subject to Section 409A of the Code, the terms and administration of such Incentive Award shall comply with the provisions of Section 409A of the Code, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced or terminated at the discretion of the Committee. At no time before the actual distribution to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

        (f)     Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or any Affiliate, or to interfere with the rights of the Company or any Affiliate to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

        (g)     No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

        (h)     Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan. (i) This Plan shall be effective as of May 1, 2006.

        (j)     The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Utah (without regard to principles of conflicts of law).

APPENDIX C - FORM OF PROXY

NU SKIN ENTERPRISES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2006

         The undersigned hereby appoints M. Truman Hunt and Ritch N. Wood as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of Class A Common Stock of Nu Skin Enterprises, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company, 75 West Center Street, Provo, Utah, May 25, 2006 at 3:00 p.m., Mountain time, and at any adjournments or postponements thereof, upon all matters referred to on this proxy card and described in the accompanying Proxy Statement, and, at the proxies' discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

NU SKIN ENTERPRISES, INC.

May 25, 2006

Class A Common Stock

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.    Elect members of the Board of Directors of the Company.

      FOR ALL NOMINEES
       WITHHOLD AUTHORITY FOR ALL NOMINEES
       FOR ALL EXCEPT (See instructions below)

NOMINEES

     Blake M. Roney
     M. Truman Hunt
     Sandra N. Tillotson
     E.J. "Jake" Garn
     Paula F. Hawkins
     Daniel W. Campbell
     Andrew D. Lipman
     Jose Ferreira, Jr.
     D. Allen Anderson
     Patricia Negròn

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here [X].

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2.	To approve the 2006 Stock Incentive Plan. FOR AGAINST ABSTAIN
3.	To approve the 2006 Senior Executive Incentive Plan. FOR AGAINST ABSTAIN
4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent regestered public accounting firm for thefiscal year ending December 31, 2006. FOR AGAINST ABSTAIN

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.